UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ENTERCOM COMMUNICATIONS CORP.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ENTERCOM COMMUNICATIONS CORP.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) will be held at 401 City Avenue, Suite 814, Bala Cynwyd PA 19004 on Thursday, May 17, 2012 at 9:00 a.m. (the “Annual Meeting”), for the following purposes:

1.	To elect two Class A Directors each for a one year term expiring at the 2013 Annual Meeting or until their successors are duly elected and qualified;

2.	To elect five Directors, in addition to Class A Directors, each for a one year term expiring at the 2013 Annual Meeting or until their successors are duly elected and qualified;

3.	To consider the re-approval of the Entercom Annual Incentive Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

5.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

If you were a shareholder of record of our Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, at the close of business on March 9, 2012, you may vote at the Annual Meeting.

In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,

John C. Donlevie

Secretary

Bala Cynwyd, Pennsylvania

March 23, 2012

ENTERCOM COMMUNICATIONS CORP.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2012

The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at 401 City Avenue, Suite 814, Bala Cynwyd PA 19004 on Thursday, May 17, 2012 at 9:00 a.m.

ABOUT THIS PROXY STATEMENT

Our Board of Directors has sent you this proxy statement to solicit your vote at the 2012 Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired Phoenix Advisory Partners, a division of American Stock Transfer & Trust Company, LLC to be our proxy solicitation agent for a fee of approximately $6,500 plus expenses. We also may make solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about March 23, 2012 to all shareholders of record of our Class A and Class B Common Stock, par value $0.01 per share, at the close of business as of March 9, 2012. Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., “Entercom,” “we,” “us,” “our” and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

INTERNET AVAILABILITY OF PROXY MATERIAL

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held on May 17, 2012. The Proxy Statement and Annual Report are available at www.entercom.com. Click on the “Investors” tab and select “Proxy Material.”

PROPOSALS

At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

•

Proposal 1: Election of Class A Directors. Our Board of Directors has nominated the following two persons to stand for election as Class A Directors with one year terms expiring at the 2013 Annual Meeting or until their successors are duly elected and qualified: David J. Berkman and Daniel E. Gold.

•

Proposal 2: Election of Directors Other Than Class A Directors. Our Board of Directors has nominated the following five persons to stand for election as Directors with one year terms expiring at the 2013 Annual Meeting or until their successors are duly elected and qualified: Joseph M. Field, David J. Field, John C. Donlevie, Robert S. Wiesenthal and Michael J. Wolf.

•	Proposal 3: Re-approval of the Entercom Annual Incentive Plan. Our Board of Directors is submitting the Entercom Annual Incentive Plan to our shareholders for their re-approval.

•

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm. The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012 and is proposing that the shareholders ratify such selection.

INFORMATION ABOUT VOTING

Record Holders. If you are a shareholder of record of our Class A Common Stock as of the close of business on March 9, 2012, you may vote your shares:

•

By Proxy: You may vote your shares via a toll-free telephone number (1-800-PROXIES (1-800-776-9437)) or over the Internet (www.voteproxy.com) as instructed in the Notice of Internet Availability of Proxy Materials. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

If you are a shareholder of record of our Class B Common Stock as of the close of business on March 9, 2012, you may vote your shares:

•

By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of Common Stock; or (iii) attend the Annual Meeting and vote in person.

The address for our Corporate Secretary is Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004, Attention: John C. Donlevie, Secretary.

Beneficial Holders. If you are not a shareholder of record of our Class A Common Stock and instead hold your shares in “street name” (i.e., in the name of a bank, broker or other holder of record), you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

VOTING SECURITIES

Our Amended and Restated Articles of Incorporation (the “Charter”) provide that each share of Class A Common Stock is entitled to one vote and that each share of Class B Common Stock is entitled to ten votes, except: (i) any share of Class B Common Stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A Common Stock, voting as a single class, are entitled to elect two Class A Directors; (iii) each share of Class B Common Stock is entitled to one vote with respect to certain “Going Private Transactions” (as defined in the Charter); and (iv) as required by law. Therefore:

•	Shareholders of our Class A Common Stock at the close of business on March 9, 2012 will be entitled to vote on Proposals 1 through 4.

•	Shareholders of our Class B Common Stock at the close of business on March 9, 2012 will only be entitled to vote on Proposals 2 through 4.

At the close of business on March 9, 2012, there were 31,073,815 outstanding shares of Class A Common Stock, which include 1,788,656 shares that are either unvested restricted stock or vested but deferred shares of restricted stock (neither of which has the right to vote). As a result, as of the close of business on March 9, 2012, there were 29,285,159 shares of our outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting. In addition, at the close of business on March 9, 2012 there were 7,197,532 outstanding shares of our Class B Common Stock and no outstanding shares of our Class C Common Stock. Each share of Class B Common Stock voted by Joseph M. Field or David J. Field with respect to any proposal other than Proposal 1 (with respect to which Class B shares cannot vote) is entitled to ten votes. Holders of our Class C Common Stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:

•	Proposal 1: Election of Class A Directors. The two persons nominated as Class A Directors receiving the most votes from shares of Class A Common Stock will be elected.

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Proposal 2: Election of Directors Other Than Class A Directors. The five persons nominated as Directors, other than Class A Directors, receiving the most votes from all shares of Class A Common Stock and Class B Common Stock will be elected.

•

Proposal 3: Re-approval of the Entercom Annual Incentive Plan. The re-approval of the Entercom Annual Incentive Plan requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

•

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A Common Stock and Class B Common Stock present in person or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person or by proxy.

Shares of our common stock represented by proxies that are marked “withhold authority” or are marked “abstain,” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess, or chooses to not exercise, discretionary authority with respect thereto. With respect to any matter to be decided by a plurality (such as the election of Directors) or a majority of the votes cast at the meeting, proxies marked “withhold authority” or marked “abstain,” or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSALS

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

DESCRIPTION OF PROPOSAL

Two Class A Directors will be elected at the 2012 Annual Meeting to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified. The two nominees of our Board of Directors are David J. Berkman and Daniel E. Gold. Both David J. Berkman and Daniel E. Gold are incumbent Class A Directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR CLASS A DIRECTORS

• David J. Berkman—Director. David J. Berkman (age 50) has served as one of our Directors since the consummation of our initial public offering in January 1999. Since January 2000, Mr. Berkman has served as the Managing Partner of Liberty Associated Partners, LP, a venture capital firm primarily engaged in the telecommunications, media and internet market segments. He also serves on the boards of directors of ICG Group, Inc., LifeShield, Inc. and Franklin Square Holdings, LP. Civically, Mr. Berkman serves on the Board of Overseers of the University Of Pennsylvania School of Engineering and Science, and on the Board of Trustees of The Franklin Institute. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

• Daniel E. Gold—Director. Daniel E. Gold (age 76) has served as one of our Directors since May 2003. Since January 1997, Mr. Gold has served as President and CEO of Leonard Whitcup, Inc., a music publisher. During his career, Mr. Gold has served as Chairman and Director of Dynamic Broadband, Inc., CEO of the American Society of Composers, Authors and Publishers (ASCAP), President and Director of Century Communications Inc., President of Knight Ridder Broadcasting, Inc., and President of Comcast Cable, Inc. He also served as a Vice President and General Manager of CBS and Post-Newsweek Stations’ radio and television stations in Washington, D.C., Philadelphia, PA, and Hartford, CT. Mr. Gold also served as General Counsel of Westinghouse Broadcasting Company (Group W). Mr. Gold had been a member of the boards of directors of the National Association of Broadcasters, the National Cable Television Association, the Television Bureau of Advertising and C-SPAN. Mr. Gold has a B.A. from Stanford University and a J.D. from Harvard Law School.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

In nominating the present slate of Class A Directors, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

David J. Berkman has served as one of our Directors since the consummation of our initial public offering in January 1999. Mr. Berkman has served as an executive officer and director of a number of public/private companies including several directly involved in the media and communication industries. As a director of these companies, Mr. Berkman has served on, and in some cases served as chairman of the compensation, audit, and nominating committees.

Daniel E. Gold has served as one of our Directors since 2003. Mr. Gold has served as the chief executive officer of multiple companies including a public company. Mr. Gold has operational experience in several media companies including serving as CEO of a music publishing company. In addition, Mr. Gold has accounting and related financial management expertise. Finally, Mr. Gold also has experience as general counsel of a large media company.

PROPOSAL 2

ELECTION OF OTHER DIRECTORS

DESCRIPTION OF PROPOSAL

Five other Directors will be elected at the 2012 Annual Meeting to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified. The five nominees are Joseph M. Field, David J. Field, John C. Donlevie, Robert S. Wiesenthal and Michael J. Wolf. Each of the nominees is an incumbent Director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR OTHER DIRECTORS

• Joseph M. Field—Chairman & Director. Joseph M. Field (age 80) founded Entercom in 1968 and has served as Chairman of our Board of Directors since our inception. Mr. Field served as our Chief Executive Officer from our inception until 2002 and as our President from our inception until 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the board of directors of the National Association of Broadcasters for the years 1992 through 1996. Mr. Field currently serves on the boards of directors of the Broadcasters’ Foundation, Mediacast, LLC (d/b/a Specticast), the Philadelphia Orchestra Association, The Mary Louise Curtis Bok Foundation, the Settlement Music School, the American Interfaith Institute, the National Liberty Museum and the Philadelphia Chamber Music Society. In addition, he serves on the Advisory Board of the University of Pennsylvania’s Field Center for Children’s Policy, Practice & Research. Mr. Field has a B.A. from the University of Pennsylvania, an L.L.B. from Yale Law School and a D.M. from the Curtis Institute of Music. Mr. Field is the father of David J. Field.

• David J. Field—President and Chief Executive Officer. David J. Field (age 49) has served as our Chief Executive Officer since 2002, our President since 1998, and one of our Directors since 1995. Mr. Field is our Principal Executive Officer. He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field joined us in 1987 and served as our Director of Finance and Corporate Development from 1987 to 1988, Vice President-Finance and Corporate Development from 1988 to 1992, Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice-President-Operations and Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field served as Chairman of the Radio Board of the National Association of Broadcasters from 2005 to 2007. Mr. Field also currently serves on the boards of directors of the Radio Advertising Bureau, the National Association of Broadcasters and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field was named the 2006 Radio Executive of the Year by Radio Ink Magazine and was also recognized as one of the best CEOs in America by Institutional Investor Magazine in 2006, 2007 and 2008. Mr. Field is the son of Joseph M. Field.

• John C. Donlevie—Executive Vice President, Secretary, and General Counsel. John C. Donlevie (age 65) has served as our Executive Vice President, General Counsel and one of our Directors since 1989, our Secretary since 1998 and was our Vice President-Legal and Administrative from 1984 to 1989. Prior to joining us in 1984, Mr. Donlevie practiced law for 11 years, most recently as Corporate Counsel of Ecolaire Incorporated in Malvern, Pennsylvania. He has a B.S. in Engineering from Drexel University and a J.D. from Temple University School of Law. Mr. Donlevie is a member of the Board of Managers of Broadcasters Traffic Consortium, LLC, and a member of the Board of Governors of the Players Club of Swarthmore.

• Robert S. Wiesenthal—Director. Robert S. Wiesenthal (age 45) has served as one of our Directors since April 2004. Since January 2002, Mr. Wiesenthal has served as Executive Vice President and Chief Financial Officer of Sony Corporation of America. In addition, since July 2005, Mr. Wiesenthal has served as Executive Vice President and Chief Strategy Officer, Sony Entertainment. Prior to joining Sony Corporation of America, Mr. Wiesenthal was Managing Director at Credit Suisse First Boston from 1999 to 2000, a member of its Media Group from 1993 to 1999 and a member of its Mergers and Acquisition Group from 1986 to 1993. Mr. Wiesenthal presently serves on the boards of directors of 3net, Sony Ericsson Mobile Communications, TripAdvisor, Inc. and Sony/ATV Music Publishing LLC. Mr. Wiesenthal has a B.A. from the University of Rochester.

• Michael J. Wolf—Director. Michael J. Wolf (age 50) has served as one of our Directors since February 2008. Since March 2007, Mr. Wolf has served as president of Activate Strategy, Inc. (formerly Farallon Point, Inc.), a management consulting firm. From October 2005 to February 2007, Mr. Wolf was the President and Chief Operating Officer of MTV Networks, Inc. (“MTVN”). Prior to assuming this role at MTVN, Mr. Wolf was a Senior Director at McKinsey & Company and Global Leader of its Media, Entertainment and Information Practice from 2001 to 2005. Previously, Mr. Wolf was a Senior Partner, member of the board of directors and leader of the Media and Entertainment Group at Booz Allen Hamilton, Inc. which he joined in 1989. Mr. Wolf has a B.A. from Columbia University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

In nominating the present slate of other Directors, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

Joseph M. Field is the founder of the Company. Mr. Field has been serving as our Chairman of the Board since our founding in 1968. Formerly, Mr. Field served as our President/CEO for more than 30 years and as our CEO for more than 33 years.

David J. Field has served as our Chief Executive Officer since 2002 and a Director since 1995. In addition to having served in various operating and financial capacities for the Company, Mr. Field has previous experience in the investment banking industry. Finally, Mr. Field has experience in serving in a leadership capacity within the radio broadcast industry.

John C. Donlevie has served as our general counsel since 1984 and a Director since 1989. Mr. Donlevie has over twenty five years of experience in the radio industry. Mr. Donlevie has formal training and experience in both the legal and engineering fields. Mr. Donlevie has significant involvement in regulatory and government affairs issues for the Company.

Robert S. Wiesenthal has served as one of our Directors since 2004. Mr. Wiesenthal has significant experience in the media industry presently serving as CFO of Sony Corporation of America. Mr. Wiesenthal also has experience as a member of the board of directors of various music and media companies.

Michael J. Wolf has served as one of our Directors since 2008. Mr. Wolf has experience in the media industry having served as President and COO of MTV Networks, Inc. In addition, Mr. Wolf has over twenty years of experience in the media entertainment industry.

PROPOSAL 3

RE-APPROVAL OF THE

ENTERCOM ANNUAL INCENTIVE PLAN

DESCRIPTION OF PROPOSAL

The Board of Directors approved the Entercom Annual Incentive Plan (the “AI Plan”) on February 19, 2008, subject to shareholder approval. The AI Plan was approved by our shareholders on May 13, 2008. The following is a summary of the key amendments to the AI Plan as well as a summary of the overall AI Plan. No changes are being proposed with regard to the terms of the Plan at this time. The statements made herein concerning terms and provisions of the AI Plan are summaries and do not purport to be a complete recitation of the AI Plan provisions. Such statements are qualified by express reference to the AI Plan. A copy of the AI Plan is attached hereto as Exhibit A and is incorporated by reference herein.

We are asking our shareholders to approve the material terms of the Plan as they relate to Code Section 162(m) to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m).

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated officers excluding our Chief Financial Officer (referred to in the Code as “covered employees”) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, it is not subject to the $1 million deduction limit. In order for awards under the Plan to continue to be able to qualify as performance-based compensation, our stockholders must approve the material terms of the Plan governing performance-based compensation at least every five (5) years.

SUMMARY OF AI PLAN

Purpose. The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards. We believe that the AI Plan will enhance the incentive for participants to contribute materially to our growth, thereby benefiting us and our shareholders.

Administration. The AI Plan is administered and interpreted by a committee consisting of two or more persons who are “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations, “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act (the “Committee”). Our Board, however, retains the right to ratify, approve or amend any awards as it deems appropriate. The Committee has the sole authority to: (i) determine the Employees to whom awards shall be made; (ii) determine the type, size and terms of the awards to be made to each such Employee; (iii) determine the time when awards will be made; and (iv) deal with any other matters arising under the AI Plan. The Committee has full power and authority to administer and interpret the AI Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the AI Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

Types of Awards / Eligibility for Participation. All awards are subject to the terms and conditions of the AI Plan. Awards need not be uniform as among the awardees or among any class or grouping of awardees. All of our employees are eligible to participate in the AI Plan.

Determination and Payment of Awards. The Committee determines the amount of any award. The Committee has the authority to adjust the amount of any award to take into account such factors as it may deem relevant. Payment of any award shall be made at the time specified by the Committee, subject to the awardee’s proper deferral election under any nonqualified deferred compensation plan maintained by us. If no time of payment is specified, and no proper deferral election is made, payment shall be made within 2 1/2 months following the end of our fiscal year for which the Committee determines an award shall be paid. Awards are to be paid in cash. The maximum cash award that may be earned for any fiscal year by any individual is $3,000,000.

Awards to Section 162(m) Participants. The Committee may determine whether an award is to qualify as performance-based compensation pursuant to Section 162(m)(4)(C) of the Code. To the extent necessary to comply with Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will: (i) designate one or more Section 162(m) Participants; (ii) select the Performance Criteria applicable to the Performance Period; (iii) establish the various Performance Targets and amounts which may be earned for such Performance Period; and (iv) specify the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period.

For purposes of the AI Plan, the term “Performance Criteria” means the following business criteria with respect to us, any subsidiary or any division or operating unit of us: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of our stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate: (a) on a same-station basis; (b) on the basis of growth in any of these criteria; (c) on a comparison basis with a peer group; and/or (d) as a percentage of revenue.

For purposes of the AI Plan the term: (i) “Performance Period” means a fiscal year or other year or period of service as specified by the Committee for a particular Award; and (ii) “Performance Target” means an objectively determinable formula or metric for attainment of an Award as specified by the Committee based on the Performance Criteria.

Award Certification. Following the completion of the Performance Period and prior to the payment of the award, the Committee must certify in writing whether the applicable Performance Targets have been achieved for such Performance Period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

Consequences of a Change of Control. Unless the Committee has established the effect of a Change of Control (as defined in the AI Plan) on a particular award at the time an award was made, or a participant’s employment agreement (or similar document) provides for treatment of any outstanding award in the event of a Change of Control, the Committee may, in the event of a Change of Control: (i) determine the extent to which the Performance Targets with respect to any incomplete Performance Periods applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary; and (ii) cause to be paid to each Participant partial or full Awards with respect to the Performance Periods based on the Committee’s determination of the degree of attainment of the Performance Targets and the portion of the Performance Period that has been completed.

Amendment and Termination of the AI Plan. Our Board may amend or terminate the AI Plan at any time; provided, however, that our Board may not amend the AI Plan without shareholder approval if such approval is required in order to exempt compensation payable under the AI Plan from the deduction limit under Section 162(m) of the Code. A termination or amendment of the AI Plan that occurs after an award is made may not materially impair the rights of an awardee unless the awardee consents in writing. The termination of the AI Plan may not impair the power and authority of the Committee with respect to any outstanding award.

Funding of the AI Plan. The AI Plan is unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Shareholder Approval. No award will be payable under the AI Plan unless the AI Plan is approved by our shareholders in accordance with Section 162(m) of the IRC and the regulations promulgated thereunder.

New Plan Benefits. For 2012, our Compensation Committee determined that only David J. Field is eligible to receive a bonus under the AI Plan. Awards under the AI Plan are subject to us achieving certain defined performance criteria. As a result, it is not possible to determine the amount of Mr. Field’s award for fiscal year 2012. While the AI Plan sets a cap of $3,000,000 bonus for any one individual, the actual amount of any such bonus is determined by our Committee (subject to the AI Plan cap). For fiscal year 2011, the Committee awarded Mr. Field $720,000 pursuant to the AI Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board Of Directors unanimously recommends that you vote “FOR” the re-approval of the Entercom Annual Incentive Plan.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DESCRIPTION OF PROPOSAL

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012 and is proposing that the shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject. SEC Rule 10A-3(b)2 requires that the audit committee “must be directly responsible for the appointment . . . of any registered public accounting firm.” Since the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding. Any failure of the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has served as our independent registered public accounting firm since June 2002. Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2012. It is anticipated that a representative of PwC will attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

Principal Accounting Firm Fees And Expenses. The following table sets forth the aggregate fees and expenses billed to us by PwC, our principal accounting firm, for the fiscal years ended December 31, 2011 and December 31, 2010:

	September 30,		September 30,
	December 31, 2011		December 31, 2010
Audit Fees	$617,500	(1)	$600,000	(1)
Audit-Related Fees	165,000	(2)(3)	25,000	(2)
All Other Fees	1,800	(4)	1,500	(4)

TOTAL	$784,300		$626,500

(1)

The professional services rendered for 2011 and 2010 included: (i) the audit of our annual financial statements and our internal control over financial reporting; and (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Amounts include the reimbursement of expenses incurred by our accounting firm in connection with their performance of such professional services.

(2)	Professional services relating to new accounting pronouncements and existing accounting guidance.

(3)	Represents consulting services primarily related to an offering of senior unsecured debt in 2011 and an acquisition that did not occur.

(4)	A subscription service for PwC’s accounting guidance.

Utilization of De Minimus Approval Exemption. Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-K.

Pre-Approval Policies. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors since under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2012.

MANAGEMENT INFORMATION

BOARD OF DIRECTORS

Presently, there are seven members of our Board of Directors, including each of the nominees named herein. Four of the seven Directors are neither our officers nor employees. Our Board of Directors met seven times in 2011. Our Board of Directors has adopted certain standing committees including: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating/Corporate Governance Committee; and (iv) an Executive Committee.

Director Independence.

Our Board of Directors has determined that each of David J. Berkman, Daniel E. Gold, Robert S. Wiesenthal and Michael J. Wolf has no material relationship with the Company and each is therefore an “independent director” as defined by Section 303A.02 of the listing standards of the New York Stock Exchange. We have not made any charitable contributions to any charitable organization in which a Director serves as an executive officer where, within the preceding three years, contributions in any single year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Committees of our Board of Directors.

• Audit Committee. The Audit Committee consists of Daniel E. Gold, Chairman, David J. Berkman and Michael J. Wolf. The Audit Committee met four times in 2011. The Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Audit Committee Charter is posted on our website located at www.entercom.com (see the “Investors” tab / “Governance” sub-page of our website). Each member of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange. No audit committee member simultaneously serves on the audit committees of more than three public companies.

Audit Committee Financial Expert. Our Board of Directors has determined that Daniel E. Gold is an Audit Committee Financial Expert. Mr. Gold is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

• Compensation Committee. The Compensation Committee consists of David J. Berkman, Chairman, Daniel E. Gold and Robert S. Wiesenthal. The Compensation Committee met once in 2011. The Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Compensation Committee Charter is posted on our website located at www.entercom.com (see the “Investors” tab / “Governance” sub-page of our website). Each member of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the Compensation Committee also include administering and interpreting the Entercom Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards thereunder. A narrative description of our Committee’s processes and procedures for the consideration and determination of executive and Director compensation is contained in the Compensation Discussion and Analysis in this Proxy Statement.

During 2011, neither the Company nor the Compensation Committee utilized any other compensation consultant in determining or recommending the amount or form of executive or Director compensation other than in a role limited to: (a) consulting on broad-based plans that do not discriminate in scope, terms, or operation in favor of our executive officers or Directors, and that are available generally to all salaried employees; or (b) providing information that either is not customized for us or that is customized based on parameters that are not developed by the compensation consultant and about which the compensation consultant does not provide advice.

Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

• Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee consists of Michael J. Wolf, Chairman, David J. Berkman and Robert S. Wiesenthal. The Nominating/Corporate Governance Committee met once in 2011. The Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Nominating/Corporate Governance Committee Charter is posted on our website located at www.entercom.com (see the “Investors” tab / “Governance” sub-page of our website).

The Nominating/Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting our Board of Directors in identifying candidates. The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders should submit any such recommendations to our Corporate Secretary. In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading “Shareholder Proposals For 2013 Annual Meeting.”

While the Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met by a Committee-recommended nominee for a position on our Board of Directors, the Committee may consider the following criteria in recommending candidates for election to our Board of Directors: (i) experience in corporate management, such as serving or having served as an officer of a publicly-held company; (ii) experience in the media, communication and/or radio broadcasting industries; (iii) experience as a board member of another publicly-held company; (iv) academic expertise in the media, communication and/or radio broadcasting industries or in specific areas of our operations; and (v) financial experience necessary to assist in meeting our corporate governance requirements.

While the Nominating/Corporate Governance Committee has not established any requirement to consider diversity in identifying nominees for Director, the Committee’s Charter provides that the Committee may consider differences of viewpoint, professional experience, education, skill and other individual qualities and attributes.

The Nominating/Corporate Governance Committee identifies prospective candidates for recommendation to our Board of Directors upon recommendations from other Directors, management and our shareholders. In addition, the Committee has in the past retained the services of a professional search firm to identify prospective candidates. The Committee does not have a formal review policy for prospective Committee-recommended nominees.

Each of the nominees was elected by the shareholders at the previous annual meeting of shareholders.

• Executive Committee. The Executive Committee consists of Joseph M. Field, Chairman, David J. Field and David J. Berkman. The Executive Committee did not meet in 2011. The Executive Committee has the authority to approve, upon unanimous consent of such committee, acquisitions and expenditures for certain radio and radio related synergistic investments subject to pre-defined size limits.

Board Leadership Structure and Risk Oversight

Since our inception in 1968, Joseph M. Field has served as our Chairman. In addition, Joseph M. Field had served as our Chief Executive Officer from our inception until 2002. Upon the promotion of David J. Field to the position of Chief Executive Officer in 2002, the roles of Chief Executive Officer and Chairman were split. While the roles of CEO and Chairman are presently split, we do not have a policy requiring the bifurcation of these two positions.

Although we do not have a lead independent Director, pursuant to our governance guidelines, non-management Directors hold executive sessions without management present generally following each regular board meeting. In 2011, our board held seven meetings and the independent Directors held three executive sessions. The presiding Director determines the agenda for the session and, after the session, acts as a liaison between the non-management Directors and the chairman. This regular rotation of the presiding Director role allows all of our independent Directors to play a leadership role on our board.

As of March 9, 2012, Joseph M. Field beneficially owned 2,860,741 shares of our Class A common stock and 6,148,282 shares of our Class B common stock, representing approximately 64.2% of the total voting power of all of our outstanding common stock. Accordingly, Joseph M. Field is generally able to control the vote on all matters submitted to the vote of shareholders and, therefore, is able to direct our management and policies, except with respect to those matters in which the shares of our Class B common stock are only entitled to one vote and those matters requiring a class vote under the provisions of our articles of incorporation, bylaws or applicable law, including, without limitation, the election of the two Class A Directors.

In accordance with NYSE requirements, our Audit Committee’s charter provides that it is responsible for discussing with management our policies with respect to risk assessment and risk management. In addition, our Audit Committee also discusses with management our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the company. The full board also engages in periodic discussions with our CEO, CFO, and other company officers as the board may deem appropriate. In addition, each of our board committees considers the risks within its area of responsibilities. We believe that the leadership structure of our board supports the board’s effective oversight of the company’s risk management.

Director Meeting Attendance.

• Committee and Board Meetings. Each Director attended at least 75% of the aggregate of the meetings of both our Board of Directors and the meetings of the committee(s) on which such Director served during 2011.

• Annual Shareholders’ Meetings. We do not maintain a policy regarding Director attendance at the Annual Meeting of shareholders. At the 2011 Annual Meeting of shareholders, four of the seven Directors elected at such meeting were present.

Non-Management Directors

• Meetings. Our non-management Directors regularly meet in executive sessions. At these meetings, one Director presides. The role of presiding Director rotates among the chairpersons of the following committees of our Board of Directors, in the following order: (i) Nominating/Corporate Governance Committee, (ii) Compensation Committee, and (iii) Audit Committee; provided that, if any such chairperson is absent, then such absent Director is skipped in the rotation and the next chairperson in the foregoing order serves as the presiding Director at such meeting.

• Communications With Non-Management Directors. We have established a process for interested parties to make their concerns known to the non-management Directors. See below under “Communications With Directors.”

Communications With Directors

We have established a mechanism to facilitate the ability of interested parties to make their concerns known to our Board of Directors, our non-management Directors or any other group or specific individual Director(s). Specifically, any interested party desiring to so communicate can either: (i) send an email to “d i r e c t o r s” followed by the extension “@ e n t e r c o m . c o m”. In order to enable spam filtering, only email with the subject line: “ETM Board Message” will be read; or (ii) send a letter to Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, Attn: Director Communication. Each correspondence sent in the foregoing manner (other than mail regarding matters that are not in the province of our Board of Directors) is distributed in print form to our Directors or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding those persons currently serving as our Named Executive Officers. Biographical information on David J. Field, our President and Chief Executive Officer, Joseph M. Field, our Chairman, and John C. Donlevie, our Executive Vice President, Secretary and General Counsel, is included above in the section entitled “Board of Directors’ Nominees For Other Directors.”

NAME AND TITLE	AGE	PRIOR BUSINESS EXPERIENCE

David J. Field President and Chief Executive Officer	49	See “Board of Directors Nominees For Other Directors” above.

Joseph M. Field Chairman of the Board	80	See “Board of Directors Nominees For Other Directors” above.

Stephen F. Fisher Executive Vice President— Operations and Chief Financial Officer Principal Financial Officer	59

Stephen F. Fisher has served as our Chief Financial Officer since 1998 and our Executive Vice President - Operations since December 2007. He also served as our Executive Vice President from 2000 to 2007 and Senior Vice President from 1998 to 2000. Prior to joining us, Mr. Fisher was a Managing Director with a private equity firm located in Bala Cynwyd, Pennsylvania. From 1978 to 1994, Mr. Fisher held numerous operational and financial management positions with Westinghouse Broadcasting Company (now part of CBS, Inc.), including the positions of Corporate Executive Vice President, General Manager of their Los Angeles news radio station and Controller of the Radio Group. He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina. Mr. Fisher presently serves on the board of directors of Knoll, Inc. and iBiquity Digital Corporation.

John C. Donlevie Executive Vice President, Secretary and General Counsel	65	See “Board of Directors Nominees For Other Directors” above.

Eugene D. Levin Vice President, Treasurer & Controller Principal Accounting Officer	61

Eugene D. Levin currently serves as our Principal Accounting Officer (since February 2007), Vice President (since May 2006), Treasurer (since 1988), Assistant Secretary (since 1988) and Controller (since 1977). Prior to joining us, Mr. Levin was a senior accountant for Laventhal and Horwath, and an operational/financial auditor and divisional controller for After-Six Inc. Mr. Levin has a B.S. from Pennsylvania State University and is a certified public accountant. Mr. Levin currently serves as an Executive Director and member of the board of directors of the Radio Music Licensing Committee. In addition, Mr. Levin is a member of the board of directors of Earth Force.

TRANSACTIONS WITH RELATED PERSONS

2011 Transactions.

During 2011 there were no, and currently there are no proposed, transactions in which we were or are to be a participant where the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(b) of regulation S-K.

Policies And Procedures For Review, Approval, Or Ratification.

Our Board of Directors, upon the recommendation of our Nominating / Corporate Governance Committee, adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as those defined in the policy, are subject to approval or ratification.

For purposes of the policy:

• an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

• a “Related Party” is any: (i) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, Director or nominee for election as a Director; (ii) beneficial owner of greater than five percent of our common stock; or (iii) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Nominating / Corporate Governance Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions.

Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $100,000. These transactions include:

•	Employment of executive officers;

•	Director compensation;

•	Certain transactions with other companies;

•	Certain charitable contributions;

•	Transactions where all shareholders receive proportional benefits; and

•	Transactions involving competitive bids.

COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW. The Compensation Committee (or the “Committee”) of our Board of Directors consists of David J. Berkman, Chairman, Daniel E. Gold and Robert S. Wiesenthal. Our Committee is responsible for managing and annually reviewing all annual bonus, long-term incentive compensation, equity compensation, employee pension and welfare benefit plans. For executive officers, our Committee evaluates performance and determines compensation policies and levels. Our Committee’s duties are memorialized in its charter, which is available on our website at www.entercom.com.

Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) incentive compensation including (a) annual discretionary incentive bonuses of both cash and equity; (b) incentive compensation contemplated under employment agreements; and (c) compensation pursuant to the Entercom Annual Incentive Plan; and (iii) other compensation such as employee benefit plans including our 401(K) plan, deferred compensation plan, health insurance and life/disability insurance. Our executive officer compensation programs are designed to motivate our executive officers and management employees to attain financial, operational and strategic objectives. These programs generally provide incentives to achieve both annual and longer-term objectives. In making compensation determinations, we assess both the performance of our business and our executives relative to those objectives.

Our compensation policy has been to provide competitive compensation while also seeking to align the financial goals of our executives and management with those of our shareholders. To ensure that pay is competitive, we regularly compare our pay practices with those of our competitors and the general competitive market for executive talent. We also consider the performance of our business as compared to the performance of our competitors.

PROCESS. Our Committee meets on a regularly scheduled basis at least two times per year (as required under its charter) and typically more frequently as our Committee deems necessary or desirable. Members of our Committee monitor executive compensation trends and discuss compensation matters with our Chief Executive Officer, our Chief Financial Officer and among themselves informally throughout the year. This informal process facilitates the on-going monitoring of the appropriateness of our executive compensation packages and serves to prepare our Committee members for the formal meetings so that definitive compensation decisions can be more easily made at such meetings. In addition, our Committee from time to time has utilized and relied upon the analysis and recommendations of independent compensation consultants. For example, in 2010 the Committee directly engaged Fredrick W. Cook & Co. Inc. as compensation consultants to assist the Committee in structuring the new employment agreements for David J. Field (our Chief Executive Officer) and Stephen F. Fisher (our Chief Financial Officer).

Our Committee considered the results of our shareholders’ initial “Say on Pay” vote at our 2011 Annual Meeting of Shareholders. In 2011, approximately 89% of the shareholder votes were cast “For” the resolution stating that the shareholders approved the compensation paid to our named executive officers. Our Committee believes that this level of support reflects favorably upon the Company’s policies and process for determining executive compensation.

Our Committee is involved in compensation considerations throughout the year. The process for annual compensation changes and incentive compensation grants typically includes Committee deliberation as well as reports and recommendations made by management at the request of the Committee. Specifically, following the end of each year our Chief Executive Officer presents a report which highlights our performance as a company and the performance of our Chief Executive Officer during the preceding year, as well as compensation previously earned by senior management in prior years. Our Chief Executive Officer then provides our Committee with a recommendation for: (i) Chief Executive Officer compensation; (ii) senior management compensation; (iii) an amount of equity compensation for annual grants to the remaining members of our management team and key employees; and (iv) a level of authority for our Chief Executive Officer to make additional equity compensation grants throughout the year. While no formal process for determining compensation is prescribed in the Committee’s charter or otherwise, this informal process has evolved.

The process of determining compensation also involves our Committee’s consideration of peer compensation levels. While our Committee does not have a policy regarding benchmarking, our Committee does consider peer compensation when establishing compensation levels. The only manner in which peer compensation levels were used by the Committee in 2011 was as set forth below under the heading “Determination of Compensation.”

Once it receives and considers the various pieces of information, reports and presentations described above, our Committee then meets without management present to determine the appropriate level of compensation. Our Committee sets the compensation of our Chief Executive Officer as well as the other Named Executive Officers.

ELEMENTS OF COMPENSATION.

Base Salary. In setting base salaries for our Named Executive Officers, our Committee generally considers (i) the experience, capabilities, qualities, performance record and relative effectiveness of the individual, (ii) the scope and complexity of the position, (iii) our size; and (iv) the compensation paid by our competitors. In particular, we attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer.

The annual base salary is intended to reward the executive officer for the day-to-day demands, complexities and difficulties of such officer’s job. The objective is to set base salaries at levels that we and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions. We attempt to provide annual base salaries that will help to retain the executives and discourage them from seeking or accepting other employment opportunities.

We are party to an employment agreement with each of our Named Executive Officers other than Eugene D. Levin. Specifically, we have employment agreements with: (i) David J. Field, Chief Executive Officer; (ii) Joseph M. Field, Chairman; (iii) Stephen F. Fisher, Executive Vice President—Operations and Chief Financial Officer; and (iv) John C. Donlevie, Executive Vice President and General Counsel. Each of these agreements provides for a contractual level of base salary.

Incentive Compensation. Our Committee has historically utilized two forms of incentive compensation: cash and equity awards. The cash component is designed to convey an immediate benefit for services performed by the recipient, while the equity component is tied to vesting requirements and is designed to not only compensate for past service, but to also retain and motivate the recipient.

• Annual Bonus Awards. All of our Named Executive Officers (to the extent they are not already entitled to receive a bonus under their respective employment agreements) are eligible to receive bonuses which are determined after a review of our overall performance as well as the individual performance of each such executive officer. For 2011, each Named Executive Officer (other than Joseph M. Field) received a bonus as described in the Summary Compensation Table and below in this Compensation Discussion and Analysis under the heading “Named Executive Officer Compensation.”

Our Committee has significant flexibility in awarding bonuses. The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors that our Committee deems appropriate, including our overall performance, the individual executive’s performance, the business environment which existed during the year and any extraordinary events that arose during the course of the year. We believe this flexibility and our history of appropriately rewarding performance provide a strong incentive to our executive officers to perform in a manner that will allow us to achieve our corporate objectives.

• Equity Compensation. To promote our long-term objectives, the Entercom Equity Compensation Plan permits awards to our employees, employees of our subsidiaries, non-employee directors and certain advisors and consultants who are in a position to make a significant contribution to our long-term success. Such equity awards are permitted to be made in the form of nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock / restricted stock unit awards.

In addition, we have utilized the Entercom Equity Compensation Plan to facilitate short term compensation objectives. For example, as part of their 2010 compensation, on February 8, 2011 we granted our Chief Executive Officer and Chief Financial Officer restricted stock units (“RSUs”), which became fully vested on February 16, 2011. These grants were in lieu of cash as a portion of their annual 2010 incentive compensation.

Determination of Compensation. In order to determine the cash and equity incentive compensation for our senior executive officers (including David J. Field, our Chief Executive Officer), our Committee considered a number of factors including those detailed below.

(i) Our Committee considered our operating performance versus our 2011 business plan. In this regard, our Committee recognized that we did not meet most of our key plan financial objectives. Specifically, the Committee noted that revenue and Adjusted EBITDA were under 2011 business plan. In addition, on a pro forma basis (as if we did not refinance in 2011), Free Cash Flow was under plan, while Net Debt and our year end leverage ratio were higher than our plan. Expenses, however, were better than our plan. In considering our performance versus our 2011 business plan, the Committee recognized that (a) the national economy did not recover as contemplated when the Committee formulated our 2011 business plan; (b) the radio industry’s revenue growth and the revenue growth of Entercom’s markets’ were worse than what was assumed in preparing our 2011 business plan; and (c) that we made a number of significant format changes which were in the best long term interest of the Company, but which had a negative short term effect on our 2011 results. The Committee noted that on a pro forma basis (to exclude the impact of multiple format changes in 2011, as described below), the Company’s same station revenue growth in 2011 exceeded the revenue growth of its markets.

(ii) Our Committee noted that our same station revenue growth did not exceed our peer group of public company radio station operators (identified below). The Committee, however, positively considered that on a pro forma basis (to exclude the impact of multiple format changes in 2011), our same station revenue was in line with the performance of our peer group.

(iii) With respect to our 2011 business plan and operating performance, however, the Committee did note that, while the radio industry’s revenue grew by 2% for the nine months ended as of September 30, 2011, our stations were in markets which collectively experienced an overall marginal decrease during that period. Further, our Committee also noted that, if the Company’s markets had performed in-line with the industry’s revenue growth, then on a pro forma basis (to exclude the impact of multiple format changes in 2011) the Company’s same station revenue growth would have been 1% greater than industry growth.

(iv) Our Committee noted that for 2011 our stock performance did not exceed that of our public company peer group of publicly traded companies (identified below).

(v) Our Committee considered actions taken towards the enhancement of future growth including: (a) the completion of a series of value creating transactions which enhanced our competitive position in the San Francisco market; (b) the refinancing of our maturing credit facility with new Term B loan and senior notes which allowed us to push our debt maturities out 6-7 years; and (c) executing 7 significant format changes in key markets including San Francisco, Boston, Buffalo and Kansas City.

• Determination of CEO Incentive Compensation. In addition to the factors detailed above, at the beginning of calendar year 2011, our Committee identified certain goals and objectives relating to the performance of our Chief Executive Officer, David J. Field. Specifically, for 2011 our Committee identified a number of goals and objectives as follows:

•

2/3rds of Mr. Field’s bonus was to be based upon our actual performance with respect to the following metrics: achieving our 2011 business plan (with respect to revenue, expenses, station operating income and EBITDA); exceeding peer group operating performance (with respect to: market share and same station revenue growth); and exceeding peer group stock performance (exclusive of extraordinary events).

For purposes of the same station revenue growth analysis we considered a peer group of companies engaged in the business of operating radio stations. This group included: CBS Radio, Cumulus Media, Inc., and Emmis Communications Corp. For purposes of the stock performance analysis we considered the following peer group of public companies: Cumulus Media, Inc., CBS Corporation and Emmis Communications Corp.

•

1/3rd of Mr. Field’s bonus was to be based upon enhancing future growth potential through strategic and operational initiatives with particular attention to: (i) acquisitions, divestitures, and station exchanges; (ii) capital structure management; (iii) digital platforms; (iv) new revenue streams; (v) reinvention / creating new capabilities and new revenue streams; (vi) brands and content; (vi) leadership / people; and (viii) industry initiatives and leadership.

In order to assist our Committee in determining the level of Mr. Field’s incentive compensation, our Committee met with Mr. Field to review his performance in light of these goals and objectives. In conducting such a review, our Committee considered many of the factors discussed above under “Determination of Incentive Compensation.”

Pursuant to his employment agreement, Mr. Field was eligible for a bonus of up to $1.2 Million (representing 150% of his base salary). In determining the actual amount of Mr. Field’s bonus, the Committee considered the goals and objectives listed above. Specifically,

•	With respect to the first 2/3rds of the bonus criteria, the goals and objectives (i.e., our actual performance with respect to certain metrics) were partially satisfied.

•	With respect to remaining 1/3rd of the bonus criteria, the goals and objectives (i.e., enhancing future growth potential) were satisfied.

Our Committee did not adopt, nor did it employ, any objective quantifiable standards. Instead, our Committee’s ultimate determination for 2011 was based upon a subjective evaluation of Mr. Field’s overall performance as well as all of the relevant factors identified above. The Committee determined that while we fell somewhat short of our 2011 goals, the effects of both the slow macro-economic recovery coupled with our multiple format changes in 2011 significantly impacted our ability to fully satisfy these goals. The Committee then subjectively awarded Mr. Field a bonus of $720,000. This amount represents approximately 60% of the target bonus payable pursuant to Mr. Field’s employment agreement.

• Section 162(m) Compliance / 2011 Annual Determination—Entercom Annual Incentive Plan. In accordance with the Entercom Annual Incentive Plan (described below under the heading “Tax Issues Relating To Executive Compensation”), the Committee adopted a “Section 162(m) Compliance Document” so that compensation provided under such Plan for 2011 will be considered “performance-based compensation” and tax deductible by Entercom. Such compensation can include the cash bonus awarded to Mr. Field as described above.

The Committee determined that for purposes of the 2011 incentive cash compensation under the Plan, revenue growth, revenue growth versus industry revenue growth, adjusted earnings per share and free cash flow per share would be the performance measures. The Committee also established a threshold (the “Threshold”) with respect to such performance measures. Specifically, the Threshold for 2011 was the satisfaction of at least two of the following criteria (the “Criteria”) computed in a manner consistent with past practice: (i) Revenue growth of at least 1% over 2010 (computed on a same station basis); (ii) Revenue growth greater than national industry growth over 2010 as measured by the Radio Advertising Bureau (the “RAB”) (computed for Entercom on a same station basis); (iii) Adjusted Earnings Per Share of at least $0.40; and (iv) Free Cash Flow Per Share of at least $1.25. If in 2011 the Threshold was met, then any cash bonus paid to Mr. Field (subject to the maximum award authorized under the Entercom Annual Incentive Plan) will be considered “performance-based compensation” and will be tax deductible by Entercom.

Free Cash Flow Per Share and Adjusted Earnings Per Share are “Non-GAAP Financial Measures.”

We calculate Free Cash Flow as operating income (loss): (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss and income (loss) from discontinued operations before income taxes (benefit), and impairment loss; and (ii) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid and capital expenditures. To calculate Free Cash Flow Per Share, we divide Free Cash Flow by Weighted Average Shares—Diluted.

We calculate Adjusted Earnings as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations before income taxes (benefit); (ii) reported taxes; (iii) gain/loss on sale of assets, derivative instruments and investments; (iv) non-cash compensation expense; (v) other income; (vi) impairment loss; and (vii) gain/loss on early extinguishment of debt. In calculating Adjusted Earnings, income taxes are reflected at the expected statutory federal and state tax rate of 42% without discrete items of tax and valuation allowances. To calculate adjusted earnings per share, we divide adjusted earnings by Weighted Average Shares—Diluted. The calculation of Free Cash Flow Per Share is presented earlier in this report.

For 2011, the Committee determined that at least two of the four Criteria had been satisfied and that the Threshold had been met. Specifically, the Committee found that:

1.	Adjusted Earnings Per Share was $0.98, thus satisfying the Criteria; and

2.	Free Cash Flow Per Share was $1.93, thus satisfying the Criteria.

Accordingly, because the Threshold for 2011 was satisfied, the cash component of Mr. Field’s 2011 bonus (i.e., $$720.000) is considered “performance-based compensation” and is tax deductible by Entercom.

Other Compensation. Our Committee has provided for a number of additional elements of benefit based compensation. These components are designed to accomplish a variety of objectives including: (i) maximizing the full benefit under applicable tax regulations (e.g., our 401(K)); (ii) providing for the health and welfare of our employees and their families (e.g., our employee benefit plans); (iii) conveying a level of security in the context of any possible change of control (e.g. our general severance policy as well as any employee specific agreed upon severance or change of control agreements); and (iv) providing executives with an appropriate level of perquisites (e.g. our aircraft usage policy and car allowances).

• 401(K) Plan. We maintain a 401(K) Plan which is generally available to all of our full-time employees. Executive officer participation in this plan is on the same basis as our other employees. All of our Named Executive Officers participated in our 401(K) Plan.

• Deferred Compensation Plans. We maintain deferred compensation plans for our non-employee directors as well as our management employees. Under each plan, participants are permitted to defer a portion of their income for specific time periods. Our obligations under such plans are unsecured. All of our Named Executive Officers other than David J. Field and Joseph M. Field participate in our Deferred Compensation Plan.

• Employee Benefit Plans. We have a number of benefit plans available to all of our full time employees. These benefits include Medical Insurance, Dental Plan, voluntary Short-Term Disability Insurance, Long-Term Disability Plan, Life Insurance and Accidental Death and Dismemberment Insurance Plans, MEDEX Travel Assist Program, and a voluntary Vision Insurance Plan. All of our executive officers participate in these plans on the same basis as our other employees except that we pay such medical insurance premiums. Effective as of August 2011 (the beginning of our plan year), the medical insurance premium benefit is being phased out over two years for all of our executive officers, including our Named Executive Officers.

• Severance and Change-of-Control Benefits. We have a severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks of severance (subject to certain requirements). John C. Donlevie and Eugene D. Levin are eligible to participate in our severance policy. Our employment agreements with David J. Field, Joseph M. Field and Stephen F. Fisher govern severance for these officers. In addition, each of these three agreements contains provisions which are effective upon a change of control. The applicable severance and change of control provisions for each such officer is described below.

• Personal Aircraft Usage. We have an interest in two aircraft through a fractional ownership program which operates the aircraft under the FAA Commercial Part 135 Rules. As permitted by the aircraft operator, we permit our Chairman, CEO/President and other executive officers approved by our CEO/President to use the aircraft for personal use, subject to the terms of our Aircraft Usage Policy. Under this policy, our executives must pay directly to the aircraft operator (for our account) all usage and other incremental charges relating to any such flight(s). While the usage of the aircraft is by definition a perquisite, as it is not generally available to all of our employees, there is no associated dollar value of compensation since the executives each pay the aircraft operator (for our account) an amount at least equal to our incremental cost for each flight.

• Car Allowance. Each of our Named Executive Officers is provided with either a car allowance or use of a company-owned vehicle.

TAX ISSUES RELATING TO EXECUTIVE COMPENSATION.

Overview. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers (excluding our Chief Financial Officer). Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our shareholders). While our Board desires to maximize the tax deductibility of our executive compensation, some elements of executive compensation may not be tax deductible, and our compensation plans and policies may be modified if our Committee determines that such action is in the best interest of us and our shareholders, even if such action may result in some loss of deductibility. An aggregate of approximately $3.2 million in compensation expense in 2011 was over the Section 162(m) limit and therefore was not deductible for tax purposes.

162(m) Compliance / Entercom Annual Incentive Plan. In 2008, we established the Entercom Annual Incentive Plan (the “AI Plan”). The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards. We believe that the AI Plan enhances the incentive for participants to contribute materially to our growth, thereby benefiting us and our shareholders. All of our employees are eligible to participate in the AI Plan. Subject to the limitations in the AI Plan, the Committee determines the amount of any award under the AI Plan. The Committee has the authority to adjust the amount of any award to take into account such factors as it may deem relevant. The maximum cash award that may be earned for any fiscal year by any individual is $3,000,000. The Committee may also determine whether an award is to qualify as performance-based compensation pursuant to Section 162(m)(4)(C) of the Code.

To the extent necessary to comply with Section 162(m)(4)(C) of the Code, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee: (i) designates one or more Section 162(m) Participants; (ii) selects the Performance Criteria applicable to the Performance Period; (iii) establishes the various Performance Targets and amounts which may be earned for such Performance Period; and (iv) specifies the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period.

For purposes of the AI Plan, the term “Performance Criteria” means the following business criteria with respect to us, any subsidiary or any division or operating unit of us: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of our stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate: (a) on a same station basis; (b) on the basis of growth in any of these criteria; (c) on a comparison basis with a peer group; and/or (d) as a percentage of revenue.

SECURITY OWNERSHIP REQUIREMENTS / GUIDELINES. The Corporate Governance Guidelines adopted by our Board encourage directors to purchase shares of our stock. Our Board, however, recognizes that the number of shares of our stock owned by any director is a personal decision, and our Board determined not to adopt a policy requiring ownership by Directors of a minimum number of our shares. Similarly, we do not have a requirement relating to Named Executive Officer ownership of our shares.

NAMED EXECUTIVE OFFICER COMPENSATION.

David J. Field, President and Chief Executive Officer. Our Principal Executive Officer is David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated December 23, 2010. This agreement has an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Field’s employment agreement provides for an annual base salary, subject to annual increase based upon the percentage increase in the Consumer Price Index for all Urban Consumers, and for an annual cash performance-based bonus target of 150% of his annual base salary. Mr. Field’s salary for 2011 was $803,599. In addition, Mr. Field receives certain other benefits as provided from time to time to our senior executive officers as described above.

• Incentive Compensation. In recognition of his services during 2011, and in light of the considerations described above and in accordance with the terms of his employment agreement, on February 7, 2012, our Committee awarded Mr. Field a bonus of $720,000.

• Termination / Severance Compensation. David J. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control (as defined in the agreement) all of Mr. Field’s then outstanding equity compensation awards will become fully vested and exercisable.

Joseph M. Field, Chairman of the Company. Joseph M. Field serves as our Chairman pursuant to an employment agreement dated August 2, 2007, which agreement was amended on December 15, 2008 to conform to Section 409A of the Internal Revenue Code. Pursuant to this employment agreement, Mr. Field’s base compensation was decreased to reflect the reduction in his involvement in our day-to-day operations.

This agreement provides that for so long as Mr. Field serves as the Chairman of our Board of Directors, he will receive an annual salary in an amount equal to three times the annual retainer payable to non-employee members of the Board of Directors, as in effect from time to time. This annual amount may be paid either in cash or in restricted stock units which vest over the one year period following the date of grant. For 2011, Mr. Field received $120,000 in base compensation. Additionally, pursuant to this agreement we grant Mr. Field annual equity compensation awards of the same type and for an underlying number of shares equal to three times the number of shares underlying the awards granted to each non-employee member of the Board of Directors pursuant to our non-employee director compensation policies as in effect from time to time. Accordingly, in 2011, Mr. Field received an equity award of 9,906 RSUs which vest over four years. Under this employment agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers. Further, Mr. Field and his spouse are also entitled to medical insurance coverage for the duration of their respective lives.

• Incentive Compensation. Mr. Field did not receive any incentive compensation for 2011.

• Termination / Severance Compensation. If Mr. Field ceases to serve as Chairman of our Board of Directors for any reason other than a removal from his position as Chairman of the Board for cause (as defined in the agreement), all of his outstanding equity awards and rights will become vested, exercisable and payable with respect to all of the equity subject thereto. In the event that Mr. Field dies or becomes disabled, he will be deemed to have completed his then current term on the Board of Directors and we will pay him or his estate a lump sum payment equal to his then current annual salary. In addition, upon his termination of employment for any reason, we will provide for continued medical insurance coverage for him and his spouse for the duration of their respective lives. Finally, Mr. Field’s agreement provides that in the event that any payments made pursuant to the agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we agree to make an additional payment to Mr. Field in an amount equal to two-thirds of the amount required to fully compensate him for the additional tax obligations arising under Section 280(g) of the Internal Revenue Code.

Stephen F. Fisher, Executive Vice President—Operations and Chief Financial Officer. Our Principal Financial Officer is Stephen F. Fisher. Mr. Fisher serves as our Executive Vice President—Operations and Chief Financial Officer pursuant to an employment agreement dated December 23, 2010. This agreement has an initial term of approximately three years (through February 28, 2014) with automatic one year extensions following the initial term unless either party provides at least 120 days prior notice of non-renewal. Mr. Fisher’s salary for 2011 was $553,500. Mr. Fisher’s employment agreement provides for an annual base salary, subject to annual increase of 3%, and for an annual cash performance-based bonus target of 80% of his annual base salary. In addition, Mr. Fisher is eligible to participate in our benefit plans generally available to our officers as described above.

• Incentive Compensation. In recognition of his services during 2011, and in light of the considerations described above and in accordance with the terms of his employment agreement, on February 7, 2012, our Committee awarded Mr. Fisher a bonus of $325,000.

• Termination / Severance Compensation. We may terminate Mr. Fisher’s employment for Cause (as defined in the Entercom Equity Compensation Plan) or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions: (i) we must pay to Mr. Fisher, a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary) plus a prorated partial year target bonus); (ii) we must continue to pay Mr. Fisher’s salary and auto allowance through the longer of February 28, 2014 or one year from the termination date; (iii) all grants of options and RSUs will continue to vest through February 28, 2014; and (iv) any vested options may be exercised at any time within the later of two years from your date of termination or ninety days from the date of vesting, but in no event later than the expiration of the original ten year term of the option. In addition, if we relocate our main corporate offices, then under certain circumstances, Mr. Fisher may terminate the agreement within thirty days thereof. Any such termination would be deemed to be a termination by us without Cause under Mr. Fisher’s agreement.

If Mr. Fisher’s agreement terminates as of February 28, 2014 or any February 28th (or 29th in the case of a leap year) thereafter, due to a party electing to exercise the 120 day non-renewal out and we make Mr. Fisher an offer to continue employment for a period of at least one year with a salary and bonus package which is equal to or greater than Mr. Fisher’s then current salary and annual incentive bonus package (a “Qualified Offer”), it will not be deemed a termination by us and there will be no acceleration of the vesting of options or RSUs or extension of the period for exercise of options after termination from that provided in the Entercom Equity Compensation Plan and there will be no payment of severance or continuation of salary or bonus payments thereafter. In the event of such a termination where we have not made a Qualified Offer, then subject to certain conditions: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary)); and (ii) we must continue to pay Mr. Fisher’s salary and auto allowance for one year from the date of such termination. These provisions relating to a Qualified Offer continue to apply to each extension of employment pursuant to any prior Qualified Offer or alternative agreement made pursuant to the agreement.

John C. Donlevie, Executive Vice President, Secretary and General Counsel. John C. Donlevie serves as our Executive Vice President, Secretary and General Counsel pursuant to an employment agreement dated December 23, 1998. Mr. Donlevie’s salary for 2011 was $342,178. In addition, Mr. Donlevie is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

• Incentive Compensation. In recognition of his services during 2011, and in light of the considerations described above, on February 7, 2012, our Committee awarded Mr. Donlevie: (i) an equity award of 12,500 RSUs which vest over four years; and (ii) a cash bonus of $75,000.

Eugene D. Levin, Vice President, Treasurer and Controller. Eugene D. Levin serves as our Vice President, Treasurer, Controller and Principal Accounting Officer. Mr. Levin’s salary for 2011 was $197,335. In addition, Mr. Levin is eligible to participate in our benefit plans generally available to our officers as described above.

• Incentive Compensation. In recognition of his services during 2011, and in light of the considerations described above, on February 7, 2012, our Committee awarded Mr. Levin: (i) an equity award of 7,500 RSUs which vest over four years; and (ii) a cash bonus of $24,000.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during 2011, 2010 and 2009:

		Amounts In Dollars
										Change in
										Pension
										Value and
										Non-
									Non-Equity	qualified
					Value Of				Incentive	Deferred	All
Name and					Restricted		Value Of		Plan	Compen-	Other
Principal					Stock		Option		Compen-	sation	Compen-
Position	Year	Salary	Bonus (1)		Awards (2)		Awards (2)		sation	Earnings	sation		Total
David J. Field, President and Chief Executive Officer	2011	$803,599	$720,000		$755,695	(3)	$—	—	$—	$—	$37,813	(4)	$2,317,107
	2010	$791,723	$444,308	(5)	$7,852,875	(3)	$—	—	$—	$—	$28,062	(4)	$9,116,968
	2009	$791,723	$450,000		$666,063	(6)	$101,486	(7)	$—	$—	$28,020	(4)	$2,037,292
Joseph M. Field, Chairman of the Board	2011	$120,000	$—		$105,004	(8)	$—	—	$—	$—	$33,184	(9)	$258,188
	2010	$114,315	$—		$105,020	(10)	$—	—	$—	$—	$34,737	(9)	$254,072
	2009	$105,000	$—		$146,134	(11)	$2,175	(12)	$—	$—	$34,129	(9)	$287,438
Stephen F. Fisher, Executive VP and Chief Financial Officer	2011	$553,500	$325,000		$472,304	(13)	$—	—	$—	$—	$36,298	(14)	$1,387,102
	2010	$540,000	$277,692	(15)	$3,084,750	(13)	$—	—	$—	$—	$38,593	(14)	$3,941,035
	2009	$540,000	$275,000		$272,421	(16)	$57,992	(17)	$—	$—	$38,778	(14)	$1,184,191
John C. Donlevie, Executive VP, Secretary and General Counsel	2011	$342,178	$75,000		$212,000	(18)	$—	—	$—	$—	$25,440	(19)	$654,618
	2010	$337,355	$100,000		$—	—	$—	—	$—	$—	$25,956	(19)	$463,311
	2009	$337,355	$97,500		$110,122	(20)	$18,123	(21)	$—	$—	$34,400	(19)	$597,500
Eugene D. Levin, VP, Treasurer and Controller	2011	$197,335	$24,000		$127,200	(22)	$—	—	$—	$—	$21,304	(23)	$369,839
	2010	$194,670	$30,000		$—	—	$—	—	$—	$—	$22,505	(23)	$247,175
	2009	$194,670	$25,000		$28,080	(24)	$10,874	(25)	$—	$—	$22,424	(23)	$281,048

(1)	Includes amounts accrued during the year and either paid in the subsequent year and/or recognized in the subsequent year under a deferred compensation plan.

(2)

Unless otherwise indicated, (i) restricted stock units (“RSUs”), which are subject to service conditions, vest over four years as follows: (a) 50% after two years; (b) 25% after three years; and (c) 25% after four years; and (ii) options have a ten year term and vest 25% per year over four years. The Company determined the fair value of options granted utilizing the Black-Scholes method. Please refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company annual report on Form 10-K.

(3)

The Company made the following grants to Mr. Field: (i) on February 8, 2011, 71,292 RSUs with a fair value of $10.60 per share that immediately vested; (ii) on February 9, 2010, 37,500 RSUs with a fair value of $8.23 per share; (iii) on December 23, 2010, 450,000 RSUs with a fair value of $11.40 per share; and (iv) December 23, 2010, 225,000 RSUs with a fair value of $10.73 per share and which are subject to service and certain absolute market conditions as described below. Specifically, these 225,000 RSUs will vest on or after December 15, 2012 if certain performance targets are (or have been) met. The performance targets for these RSUs are satisfied if, as of any date: (a) the Company’s share price that would result in a Compound Annual Growth Rate (“CAGR”) of the Total Shareholder Return (as defined in the Agreement) over the first three years of the Agreement (“Three Year CAGR”) equal to the targets described below, less (b) the value of any dividends paid on each share of common stock during the period commencing on the date of the Agreement and ending on such date. The performance targets are a function of the Three Year CAGR Total Shareholder Return as follows: (x) at 8% the first 1/3 vest; (y) at 12% another 1/3 vest; and (z) at 16% the final 1/3 vest.

(4)	All other compensation includes medical insurance premiums of $22,670, $25,250 and $25,363 for 2011, 2010 and 2009, respectively, and an auto allowance of $14,100 for 2011.

(5)

For services rendered during 2010, on February 8, 2011, Mr. Field was awarded an annual bonus of $1,200,000, which was comprised of: (i) $444,308 in cash (which appears in the table above in the row with the heading “2010”); and (ii) 71,292 immediately vested RSUs with a market value of $755,695 (which appears in the row with the heading “2011”).

(6)

In 2009, the Company made the following grants to Mr. Field: (a) 250,000 RSUs on May 15, 2009, in connection with the Company’s 2009 option exchange program (“2009 OEP”), which had an incremental fair value of approximately $1.73 per RSU under modification accounting; (b) 14,815 RSUs on May 15, 2009 at fair value of $2.15 per share; and (c) 37,500 RSUs on February 10, 2009, at fair value of $1.36 per share. In addition, on February 10, 2009, 110,000 RSUs (originally granted on April 6, 2006) with service and absolute market conditions were modified to remove the market conditions in connection with which the Company recorded an incremental fair value of $1.36 per share under modification accounting. As modified, these RSUs vested 50% per year over two years.

(7)	On February 10, 2009, the Company granted Mr. Field 140,000 options at a fair value of $0.72 per option.

(8)	On February 8, 2011, the Company granted Mr. Field 9,906 RSUs at a fair value of $10.60 per share.

(9)

All other compensation includes: (i) medical insurance premiums of $17,667, $19,607 and $19,554 for 2011, 2010 and 2009, respectively; and (ii) an automobile allowance of $14,400 in each of the years 2011, 2010 and 2009.

(10)	On May 18, 2010, the Company granted Mr. Field 7,926 RSUs at a fair value of $13.25 per share.

(11)

In 2009, the Company made the following grants to Mr. Field: (a) 44,444 restricted stock units on May 15, 2009, in connection with the 2009 OEP, which had an incremental fair value of approximately $1.91 per restricted stock unit under modification accounting; (b) 24,691 restricted stock units on May 15, 2009 at fair value of $2.15 per share; and (c) 6,000 restricted stock units on February 10, 2009 at fair value of $1.36 per share.

(12)	On February 10, 2009, the Company granted Mr. Field 3,000 options at a fair value of $0.72 per option.

(13)

The Company made the following grants to Mr. Fisher: (i) on February 8, 2011, 44,557 RSUs with a fair value of $10.60 per share that immediately vested; (ii) on December 23, 2010, 200,000 RSUs with a fair value of $11.40 per share with vesting of: (a) 1/12 on each of May 31, 2011, August 15, 2011, November 15, 2011 and February 15, 2012; and (b) 1/3 on each of February 28, 2013 and February 28, 2014; and (iii) December 23, 2010, 75,000 RSUs with a fair value of $10.73 per share and which are subject to service and certain absolute market conditions as described below. Specifically, these 75,000 RSUs will vest on or after July 15, 2012 if certain performance targets are (or have been) met. The performance targets for these RSUs are satisfied if, as of any date: (a) the Company’s share price that would result in a CAGR of the Total Shareholder Return (as defined in the Agreement) over the Three Year CAGR equal to the targets described below, less (b) the value of any dividends paid on each share of common stock during the period commencing on the date of the Agreement and ending on such date. The performance targets are a function of the Three Year CAGR Total Shareholder Return as follows: (x) at 8% the first 1/3 vest; (y) at 12% another 1/3 vest; and (z) at 16% the final 1/3 vest.

(14)

All other compensation includes: (i) medical insurance premiums of $17,667, $19,607 and $19,554 for 2011, 2010 and 2009, respectively; and (ii) an automobile allowance of $18,000 in each of the years 2011, 2010 and 2009.

(15)

For services rendered during 2010, on February 8, 2011, Mr. Fisher was awarded an annual bonus of $750,000, which was comprised of: (i) $277,692 in cash (which appears in the table above in the row with the heading “2010”) and (ii) 44,557 immediately vested RSUs with a market value of $472,308 (which appears in the row with the heading “2011”).

(16)

In 2009, the Company made the following grants to Mr. Fisher: (a) 133,333 RSUs on May 15, 2009, in connection with the 2009 OEP, which had an incremental fair value of approximately $1.55 per RSU under modification accounting; (b) 8,444 RSUs on May 15, 2009 at fair value of $2.15 per share; and (c) 35,000 RSUs on February 10, 2009 at fair value of $1.36 per share.

(17)	On February 10, 2009, the Company granted Mr. Fisher 80,000 options at a fair value of $0.72 per option.

(18)	On February 8, 2011, the Company granted Mr. Donlevie 20,000 RSUs at a fair value of $10.60 per share.

(19)

All other compensation includes: (i) medical insurance premiums of $17,667, $19,607 and $24,368 for 2011, 2010 and 2009, respectively; and (ii) personal use of an automobile of $4,798, $4,960 and $8,433 for 2011, 2010 and 2009, respectively.

(20)

In 2009, the Company made the following grants to Mr. Donlevie: (a) 16,667 RSUs on May 15, 2009, in connection with the 2009 OEP, which had an incremental fair value of approximately $1.79 per RSU under modification accounting; and (b) 24,692 RSUs on May 15, 2009 at fair value of $2.15 per share. In addition, on February 10, 2009, 20,000 RSUs (originally granted on April 6, 2006) with service and absolute market conditions were modified to remove the market conditions in connection with which the Company recorded an incremental fair value of $1.36 per share under modification accounting. As modified, these RSUs vested 50% per year over two years.

(21)	On February 10, 2009, the Company granted Mr. Donlevie 25,000 options at a fair value of $0.72 per option.

(22)	On February 8, 2011, the Company granted Mr. Levin 12,000 RSUs at a fair value of $10.60 per share.

(23)	All other compensation includes medical insurance premiums of $17,667, $19,607 and $19,554 for 2011, 2010 and 2009, respectively.

(24)

In 2009, the Company made the following grants to Mr. Levin: (a) 3,889 RSUs on May 15, 2009, in connection with the 2009 OEP, which had an incremental fair value of approximately $1.76 per RSU under modification accounting; and (b) 9,877 RSUs on May 15, 2009 at fair value of $2.15 per share.

(25)	On February 10, 2009, the Company granted Mr. Levin 15,000 options at a fair value of $0.72 per option.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides summary information concerning compensation equity awards granted to each of our Named Executive Officers during 2011:

Grants of Plan-Based Awards
					Estimated	All Other		All
					Future	Stock		Other		Fair
					Payouts	Awards:		Stock		Value
					Under	Number		Awards:	Exercise	Of
					Equity	Of		Number	Or	Award
		Estimated Future Payouts			Incentive	Shares		Of	Base	On
		Under Non-Equity Incentive			Plan	Of		Securities	Price	Date
	Grant	Plan Awards			Awards	Stock		Underlying	Of Option	Of
Name	Date	Threshold	Target	Maximum	Target	Or Units		Option	Awards	Grant
		($)			(#)				($/Share)	($/Share)
David J. Field	2/8/2011	$—	$—	$—	$—	71,292	(1)	—	$—	$10.60	(2)
Joseph M. Field	2/8/2011	$—	$—	$—	$—	9,906	(3)	—	$—	$10.60	(2)
Stephen F. Fisher	2/8/2011	$—	$—	$—	$—	44,557	(1)	—	$—	$10.60	(2)
John C. Donlevie	2/8/2011	$—	$—	$—	$—	20,000	(3)	—	$—	$10.60	(2)
Eugene D. Levin	2/8/2011	$—	$—	$—	$—	12,000	(3)	—	$—	$10.60	(2)

(1)	These RSUs vested immediately.

(2)	The fair value was determined by using the value of our stock price on the date of grant.

(3)

These RSUs vest over four years as follows: (a) 50% after two years; (b) 25% after three years; and (c) 25% after four years. Please refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company annual report on Form 10-K.

NARRATIVE DISCLOSURES

Employment Agreements

David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated December 23, 2010. This agreement has an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. This agreement provides for an annual base salary subject to an annual increase based upon the percentage increase in the Consumer Price Index for all Urban Consumers, and for an annual cash performance-based bonus target of 150% of his annual base salary. Mr. Field’s base salary for 2011 was $803,599. Under this agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

Joseph M. Field. Mr. Field serves as our Chairman pursuant to an employment agreement dated August 2, 2007, which agreement was amended on December 15, 2008 to conform to Section 409A of the Internal Revenue Code. This agreement provides that for so long as Mr. Field serves as the Chairman of our Board of Directors, he shall receive an annual salary in an amount equal to three times the annual retainer payable to non-employee members of the Board of Directors, as in effect from time to time. This annual amount may be paid in either in cash or in restricted stock units which vest over a one year period following the date of grant. Additionally, we grant him annual equity compensation awards of the same type and for an underlying number of shares equal to three times the number of shares underlying the awards granted to each non-employee member of our Board of Directors pursuant to our non-employee Director compensation policies in effect from time-to-time. Under this employment agreement, Mr. Field will also receive certain other benefits as provided from time-to-time to our senior Executive Officers. Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

Stephen F. Fisher. Mr. Fisher serves as our Executive Vice President—Operations and Chief Financial Officer pursuant to an employment agreement dated December 23, 2010. This agreement has an initial term of approximately three years (through February 28, 2014) with automatic one year extensions following the initial term, unless either party provides at least 120 days prior notice of non-renewal. This agreement provides for an annual base salary subject to annual increases of three percent. Mr. Fisher’s base salary for 2011 was $553,500. Under this agreement, Mr. Fisher will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Fisher’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

John C. Donlevie. On December 23, 1998, we entered into an employment agreement with John C. Donlevie pursuant to which Mr. Donlevie serves as our Executive Vice President, Secretary and General Counsel. This agreement provides for an annual base salary, subject to annual increase based upon the percentage increase in the Consumer Price Index for all Urban Consumers. Mr. Donlevie’s base salary for 2011 was $342,178. The Board of Directors may approve additional salary, bonuses, equity awards, fees, or other compensation. Under this agreement, Mr. Donlevie will also receive certain other benefits as provided from time to time to our senior executive officers. The employment agreement provides that Mr. Donlevie’s employment may be terminated at will by either party: (i) immediately, if good cause for termination exists; or (ii) upon thirty days notice in the absence of good cause.

2011 Equity Awards

On February 8, 2011, we granted the following RSUs pursuant to the Entercom Equity Compensation Plan: (i) 9,906 to Joseph M. Field; (ii) 20,000 to John C. Donlevie; and (iii) 12,000 to Eugene D. Levin. These RSUs vest over four years as follows: (i) 50% two years from the grant date; (ii) 25% three years from the grant date; and (iii) 25% four years from the grant date.

For 2010, David J. Field and Stephen F. Fisher consented to receiving all or a portion of their 2010 annual bonus in cash or equity. To that end, on February 8, 2011, we granted the following RSUs pursuant to the Entercom Equity Compensation Plan: (i) 71,292 to David J. Field; and (ii) 44,557 to Stephen F. Fisher. These RSUs vested on February 16, 2011.

All of the above described grants of restricted stock units include the non-preferential right to receive a dividend equivalent amount upon vesting equal to the accumulated dividends payable on such shares while such shares were unvested. As of December 31, 2011, there were no accrued dividends attributable to these shares of restricted stock.

TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

• David J. Field. David J. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards shall become fully vested, and we shall pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period. We shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we shall make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied. Assuming a December 31, 2011 termination by us without cause, Mr. Field would have received $3,102,468.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control (as defined in the agreement) all of Mr. Field’s then outstanding equity compensation awards shall become fully vested and exercisable.

• Joseph M. Field. If Joseph M. Field ceases to serve as Chairman of our Board of Directors for any reason other than a removal from his position as Chairman of the Board for cause (as defined in the agreement), all of his outstanding equity awards and rights shall become vested, exercisable and payable with respect to all of the equity subject thereto. In the event that Mr. Field dies or becomes disabled, he shall be deemed to have completed his then current term on the Board of Directors and we shall pay him or his estate a lump sum payment equal to his then current annual salary. In addition, upon his termination of employment for any reason, we shall provide for continued medical insurance coverage for him and his spouse for the duration of their respective lives. Finally, Mr. Field’s agreement provides that in the event that any payments made pursuant to the agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we agree to make an additional payment to Mr. Field in an amount equal to two-thirds of the amount required to fully compensate him for the additional tax obligations arising under Section 280(g) of the Internal Revenue Code. Assuming a December 31, 2011 termination by us without cause, Mr. Field would have received $34,521 (in addition to the continued medical benefits described above).

• Stephen F. Fisher. We may terminate Mr. Fisher’s employment for Cause (as defined in the Entercom Equity Compensation Plan) or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary) plus a prorated partial year target bonus); (ii) we must continue to pay Mr. Fisher’s salary and auto allowance through the longer of February 28, 2014 or one year from the termination date; (iii) all grants of options and RSUs will continue to vest through February 28, 2014; and (iv) any vested options may be exercised at any time within the later of two years from the date of termination or ninety days from the date of vesting, but in no event later than the expiration of the original ten year term of the option. Assuming a December 31, 2011 termination by us without Cause, Mr. Fisher would have received $2,079,619. In addition, if we relocate our main corporate offices, then under certain circumstances, Mr. Fisher may terminate the agreement within thirty days thereof. Any such termination would be deemed to be a termination by us without Cause under Mr. Fisher’s agreement.

If Mr. Fisher’s agreement terminates as of February 28, 2014 or any February 28th (or 29th in the case of a leap year) thereafter, due to a party electing to exercise the 120 day non-renewal out and we make Mr. Fisher an offer to continue employment for a period of at least one year with a salary and bonus package which is equal to or greater than Mr. Fisher’s then current salary and annual incentive bonus package (a “Qualified Offer”), it shall not be deemed a termination by us and there shall be no acceleration of the vesting of options or RSUs or extension of the period for exercise of options after termination from that provided in the Entercom Equity Compensation Plan and there shall be no payment of severance or continuation of salary or bonus payments thereafter. In the event of such a termination where we have not made a Qualified Offer, then subject to certain conditions: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary)); and (ii) we must continue to pay Mr. Fisher’s salary and auto allowance for one year from the date of such termination. These provisions relating to a Qualified Offer continue to apply to each extension of employment pursuant to any prior Qualified Offer or alternative agreement made pursuant to the agreement.

• John C. Donlevie and Eugene D. Levin. Messrs. Donlevie and Levin are eligible to participate in our severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks severance (subject to certain requirements). Assuming a December 31, 2011 termination by us without cause: (i) John C. Donlevie would have received $99,822; and (ii) Eugene D. Levin would have received $57,534.

OUTSTANDING EQUITY AWARDS TABLE

The following table provides summary information concerning outstanding equity awards as of December 31, 2011 for each of our Named Executive Officers:

Outstanding Equity Awards As Of December 31, 2011
	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan					Number	Value of
			Awards:			Number	Market	of Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
	Number of	Number of	Securities			Or Units	Shares or	Units or	Units or
	Securities	Securities	Underlying			of Stock	Units of	Other	Other
	Underlying	Underlying	Unexercised			That	Stock	Rights	Rights
	Unexercised	Unexercised	Unearned	Option	Option	Have	That	That	That
	Options	Options	Options	Exercise	Expiration	Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Unexercisable	Price	Date	Vested	Vested (1)	Vested	Vested (1)
	(#)			($)		(#)	($)	(#)	($)
David J. Field	70,000	70,000	—	$1.34	2/09/2019	—	$—	—	$—
						648,030	$3,985,385	225,000	$1,383,750
Joseph M. Field	2,250	750	—	$1.34	2/09/2019	—	$—	—	$—
	1,500	1,500	—	$11.78	3/6/2018	—	$—	—	$—
						56,899	$349,929	—	$—
Stephen F. Fisher	20,000	40,000	—	$1.34	2/09/2019	—	$—	—	$—
						220,887	$1,358,455	75,000	$461,250
John C. Donlevie	12,500	12,500	—	$1.34	2/09/2019	—	$—	—	$—
	4,688	1,562	—	$11.31	1/7/2018	—	$—	—	$—
						43,804	$269,395	—	$—
Eugene D. Levin	7,500	7,500	—	$1.34	2/09/2019	—	$—	—	$—
	1,313	437		$11.31	1/7/2018	—	$—	—	$—
						19,757	$121,506	—	$—

(1)

For purposes of computing the market value of the equity awards, the Company used the number of units reflected in the previous column, multiplied by the closing price of the Company’s stock of $6.15 on December 31, 2011.

OPTION EXERCISE AND STOCK VESTED TABLE

The following table provides certain information concerning the exercise of options and the vesting of restricted stock units during 2011 for each of our Named Executive Officers:

	September 30,	September 30,	September 30,	September 30,
Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number
	of Shares	Value	Number	Value
	Acquired	Realized	of Shares	Realized
	on	on	Acquired	on
Name	Exercise	Exercise	on Vesting	Vesting
	(#)	($)	(#)	($)

David J. Field	—	$—	303,077	$3,116,527

Joseph M. Field	—	$—	39,068	$367,659

Stephen F. Fisher	—	$—	226,280	$2,286,102

John C. Donlevie	—	$—	33,805	$330,661

Eugene D. Levin	—	$—	8,634	$82,446

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides certain information concerning nonqualified deferred compensation activity during 2011 for each of our Named Executive Officers:

Nonqualified Deferred Compensation
	(amounts in dollars)
	Aggregate	Executive				Aggregate
	Balance	Contributions			Aggregate	Balance
	As of	in 2011	Company	Aggregate	Withdrawals	As of
	December 31,	Calendar	Contributions	Earnings	or	December 31,
Name	2010	Year (1)	in 2011	in 2011 (2)	Distributions	2011 (3)

David J. Field	$—	$—	$—	$—	$—	$—

Joseph M. Field	$—	$—	$—	$—	$—	$—

Stephen F. Fisher	$482,650	$38,762	$—	$3,610	$—	$525,022

John C. Donlevie	$1,230,826	$88,435	$—	$(16,221)	$—	$1,303,040

Eugene D. Levin	$224,816	$33,867	$—	$(9,117)	$—	$249,566

(1)	Under the Company’s nonqualified deferred compensation plan, the type of compensation that can be deferred is base compensation and bonus.

(2)

The Company determines earnings by providing the employee with a phantom account at a third party who offers a selection of mutual funds. Aggregate earnings are based upon the performance of the mutual funds.

(3)	The employee or their designated beneficiaries are allowed withdrawals based upon certain events, such as death, disability or termination of employment.

DIRECTOR COMPENSATION

For 2011, our non-employee Directors compensation policy provided for the following annual cash compensation: (i) an Annual Board Retainer Fee of $40,000; (ii) Committee Membership Fees of: (a) $7,500 for Audit Committee members; (b) $2,500 for Compensation Committee members; and (c) $2,500 for Nominating/Corporate Governance Committee members; and (iii) Committee Chair Fees of: (x) $10,000 for the Audit Committee Chair; and (y) $7,500 for the Compensation Committee Chair. These fees are paid in equal quarterly installments; provided that each non-employee director has the option to elect to receive RSUs in lieu of such cash payments. In addition to the cash component, each non-employee Director receives an annual grant of RSUs with a market value of $35,000 to be granted at the time of annual grants to employees of the Company in the form previously approved by the Compensation Committee and which vest over four years.

DIRECTOR COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by each of our Directors for services rendered during 2011:

Director Compensation
	(amounts in dollars)
						Change in
						Pension
						Value and
	Fees				Non-Equity	Nonqualified
	Earned	Awards of			Incentive	Deferred	All
	or Paid	Restricted		Awards	Plan	Compen-	Other
	in	Stock		Of	Compen-	sation	Compen-
Name	Cash (1)	Units		Options	sation	Earnings	sation	Total

David Berkman	$60,000	$35,000	(2)	$—	$—	$—	$—	$95,000

Daniel E. Gold	$60,000	$35,000	(2)	$—	$—	$—	$—	$95,000

Robert S. Wiesenthal	$45,000	$35,000	(2)	$—	$—	$—	$—	$80,000

Michael J. Wolf	$50,000	$35,000	(2)	$—	$—	$—	$—	$85,000

(1)	The Directors receive their annual fee of $40,000 in cash. Additional fees are paid for committee participation.

(2)

On February 8, 2011, the Director received 3,302 RSUs at a grant date fair value of $10.60 that vest over a four-year period (50% in year two, 25% in year three and 25% in year four). The compensation expense for this award is reflected in this column.

EQUITY COMPENSATION PLANS

	September 30,	September 30,	September 30,	September 30,
Equity Compensation Plan Information as of December 31, 2011
Plan Category	(a)	(b)		(c )
	Number Of Shares To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Column (a))

Equity Compensation Plans Approved by Shareholders:
Entercom Equity Compensation Plan (1)	876,025		$2.84	2,689,040

Equity Compensation Plans Not Approved by Shareholders:
None	—		—	—

Total	876,025			2,689,040

(1)

The shares authorized under the Entercom Equity Compensation Plan (the “Plan”) increase each January 1 by 1.5 million shares (or a lesser number as may be determined by the Company’s Board of Directors). As of December 31, 2011: (i) the maximum number of shares authorized under the Plan was 8.8 million shares (10.3 million as of January 1, 2012); and (ii) 2.7 million shares remain available for future grant under the Plan (4.2 million as of January 1, 2012).

ENTERCOM EQUITY COMPENSATION PLAN

Overview. The purpose of the Plan is to attract and retain our employees, employees of our subsidiaries (including employees who are Named Executive Officers or Directors) and to provide incentives to our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries. The Plan provides for grants of: (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code; (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”); (iii) restricted stock / restricted stock units; and (iv) stock appreciation rights (“SARs”).

Shares. As of March 9, 2012, an aggregate of 10.3 million shares of Class A Common Stock are authorized for issuance under the Plan, of which 4.2 million remain available for issuance. The Plan initially authorized 8.5 million shares, plus an additional 1.5 million shares per year (effective each January 1). For January 1, 2007 and 2008, our Board of Directors determined that no additional shares would be added to the Plan, while for each of January 1, 2006, and 2009-2012 the additional 1.5 million shares were added to the Plan. In addition, as a result of the Company’s 2006 Option Exchange Program (pursuant to which options surrendered net of restricted stock issued were not available for reissuance) and the Company’s 2009 Option Exchange Program (pursuant to which all options surrendered were not available for reissuance) the number of shares that can be issued under the Plan was effectively reduced by an aggregate of 5.7 million shares. Accordingly, the following table shows the shares that have been authorized for issuance under the Plan:

September 30,
Initial Authorized Amount	8,500,000
Annual Increases	7,500,000
2006 Option Exchange Program Decrease	(3,574,376)
2009 Option Exchange Program Decrease	(2,084,518)

TOTAL	10,341,106

Only shares of Class A Common Stock may be issued under the Plan. The number of shares for which ISOs may be issued under the Plan may not exceed 1.85 million shares, subject to adjustment. If and to the extent grants awarded under the Plan expire or are terminated for any reason without being exercised, the shares of Class A Common Stock subject to such grant will again be available for purposes of the Plan.

Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to ratification or approval by the Board if the Board retains such right, the Committee shall have the sole authority to: (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; and (iv) deal with any other matters arising under the Plan.

Eligibility for Participation. The following are eligible to be participants in the Plan (“Participants”): (i) all employees of us and our subsidiaries (“Employees”), including Employees who are officers or members of the Board; (ii) members of the Board who are not Employees (“Non-Employee Directors”); and (iii) those consultants and advisors who perform services for us or any of our subsidiaries (“Key Advisors”), if the Key Advisors are natural persons rendering bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares of our stock that may be granted to any individual during any calendar year may not exceed 9.25 million shares.

Change of Control. Upon a Change of Control, unless the Committee determines otherwise: (i) each Grantee with outstanding Grants shall receive written notice of such Change of Control: (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding restricted stock shall immediately lapse. Upon a Change of Control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation. A change of control is defined as: (i) any “person” becoming a “beneficial owner” of securities of us representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; (ii) the consummation by us of: (a) a merger or consolidation where our shareholders will not own more than 50% of all votes required to elect a majority of the Board of Directors of the surviving corporation, or (b) the consummation of an agreement providing for the sale or disposition by us of all or substantially all of our assets; (iii) a liquidation or dissolution of us; or (iv) any person completing a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of our Board.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if: (i) such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of Section 422 of the Code; or (ii) such approval is required in order to exempt compensation under the Plan from the deduction limit under Section 162(m) of the Code. No additional Grants shall be made under the Plan after January 20, 2015 or such earlier date as may be determined by the Board. The Plan may be extended by the Board with the approval of the shareholders.

BOARD OF DIRECTOR COMMITTEE REPORTS

The following Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

To the Board of Directors:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A relating to the 2012 Annual Meeting of Shareholders.

The Compensation Committee is currently comprised of David J. Berkman, Chairman, Daniel E. Gold and Robert S. Wiesenthal, each an independent Director.

COMPENSATION COMMITTEE

David J. Berkman, Chairman

Daniel E. Gold

Robert S. Wiesenthal

March 15, 2011

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2011.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities Exchange Commission.

The Audit Committee is currently comprised of Daniel E. Gold, Chairman, David J. Berkman and Michael J. Wolf, each an independent Director.

AUDIT COMMITTEE

Daniel E. Gold, Chairman

David J. Berkman

Michael J. Wolf

February 7, 2012

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 9, 2012, regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Named Executive Officers as a group. Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of common stock subject to options currently exercisable or that are exercisable within sixty days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

Name of Beneficial Owner	Common Stock				Percentages
	Class A (1)		Class B (2)
	Number of Shares Beneficially Owned (3)	Percent of Class	Number of Shares Beneficially Owned (3)	Percent of Class	Total Economic Interest (3)	Total Voting Power (3)
Joseph M. Field (4)	2,860,741	9.21%	6,148,282	85.42%	23.54%	64.20%
David J. Field (5)	3,174,290	10.18%	749,250	10.41%	10.23%	11.15%
John C. Donlevie (6)	182,244	*	—	—	*	*
Stephen F. Fisher (7)	592,905	1.91%	—	—	1.55%	*
Eugene D. Levin (8)	74,303	*	—	—	*	*
David J. Berkman (9)	30,280	*	—	—	*	*
Daniel E. Gold (10)	21,263	*	—	—	*	*
Robert S. Wiesenthal (11)	22,119	*	—	—	*	*
Michael J. Wolf (12)	44,952	*	—	—	*	*
All Directors and Named Executive Officers as a group (nine persons)	6,797,363	21.74. %	6,897,532	95.83%	35.61%	76.01%
Edwin R. Boynton, as trustee (13)	2,493,598	8.03%	—	—	6.52%	2.61%
Contrarius Investment Management Limited (14)	2,243,759	7.22%	—	—	5.86%	2.35%
Martin L. Garcia (15)	1,843,468	5.93%	—	—	4.82%	1.93%
Sterling Capital Management LLC (16)	1,636,256	5.27%	—	—	4.28%	1.71%
JPMorgan Chase & Co. (17)	1,620,758	5.22%	—	—	4.24%	1.70%

*	Less than one percent.

(1)

For the purpose of calculating the percentage of Class A Common Stock held by each shareholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock includes all outstanding restricted stock and shares that may be acquired within sixty days through the exercise of options.

(2)

The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A Common Stock, voting as a separate class, are entitled to elect two Directors; (c) each share of Class B Common Stock is entitled to one vote with respect to any “going private” transactions under the Exchange Act; and (d) as required by law. The shares of Class B Common Stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A Common Stock.

(3)

With respect to Class A Common Stock: (i) the number of shares beneficially owned and the percentage of economic ownership are based on 31,073,815 shares (which includes 1,788,656 shares that are either unvested restricted stock or vested but deferred shares of restricted stock); and (ii) the percentage of voting power is based on 29,285,159 shares of Class A Common Stock (which excludes 1,788,656 shares that are either unvested restricted stock or vested but deferred shares of restricted stock, neither of which have the right to vote). With respect to Class B Common Stock, the number of shares beneficially owned, the percentage of economic ownership and the percentage of voting ownership are based on 7,197,532 shares of Class B Common Stock outstanding. The number of shares of Class A Common Stock listed for each individual includes all outstanding restricted stock and shares that may be acquired within sixty days of March 9, 2012 through the exercise of options.

(4)

Includes with respect to Class A Common Stock: (a) 5,250 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 33,578 shares of Class A Common Stock held of record by Joseph M. Field as trustee of a trust for the benefit of his sister-in-law; and (c) 677,174 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation; and (d) 50,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Family Environmental Foundation. Mr. Field disclaims beneficial ownership of all shares of Class A Common Stock owned by these two foundations. In addition, Mr. Field disclaims beneficial ownership of all shares of Class A and Class B Common Stock owned by his spouse, Marie H. Field. These shares (which are included in the amounts listed above) include: (i) 330,000 shares of Class B Common Stock; (ii) 112,368 shares of Class A Common Stock held of record by Marie H. Field as co-trustee of a trust for the benefit of David J. Field; (iii) 206,094 shares of Class A Common Stock held of record by Marie H. Field as co-trustee of a trust for the benefit of her daughter; and (iv) 100,000 shares of Class A Common Stock beneficially owned by Marie H. Field as the sole member of a limited liability company. The address of this shareholder is 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

(5)

Includes with respect to Class A Common Stock: (a) 105,000 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 206,094 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of his sister, (c) 438,876 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children; and (d) 921,572 shares of Class A Common Stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and his sister, respectively. The address of this shareholder is 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

(6)	Includes 25,000 shares of Class A Common Stock issuable upon exercise of options.

(7)	Includes 40,000 shares of Class A Common Stock issuable upon exercise of options.

(8)	Includes 13,000 shares of Class A Common Stock issuable upon exercise of options.

(9)	Includes 1,750 shares of Class A Common Stock issuable upon exercise of options.

(10)	Includes 1,750 shares of Class A Common Stock issuable upon exercise of options.

(11)	Includes 1,750 shares of Class A Common Stock issuable upon exercise of options.

(12)	Includes 2,750 shares of Class A Common Stock issuable upon exercise of options.

(13)

Includes: (a) 438,876 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of David J. Field, (b) 498,286 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of the descendants of David J. Field; (c) 1,036,436 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of two trusts for the benefit of the sister of David J. Field and her descendants; (d) 260,000 shares of Class A Common Stock held of record by Edwin R. Boynton as trustee of a trust for the benefit of David J. Field; and (e) 260,000 shares of Class A Common Stock held of record by Edwin R. Boynton as trustee of a trust for the benefit of the sister of David J. Field. The address of this shareholder is Stradley Ronon Stevens & Young, LLP, Attn: Edwin R. Boynton, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.

(14)	The address of this shareholder is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands.

(15)	The address of this shareholder is 270 Park Avenue, New York, NY 10017.

(16)	The address of this shareholder is Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, NC 28211.

(17)	The address of this shareholder is 1700 S. MacDill Avenue, Suite 260, Tampa Florida 33629.

OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Shareholder Director Nominations. Our Bylaws require that for Director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder Director nominations for the 2013 Annual Meeting is March 16, 2013. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Other Shareholder Proposals. Our Bylaws require that for a proposal (other than a Director nomination) to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than the earlier of: (i) sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; or (ii) 120 days prior to the anniversary date of the mailing of our proxy statement for the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder proposals for the 2013 Annual Meeting is November 23, 2012. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Inclusion in Proxy Statement. In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act as well as those set forth in our Bylaws. In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting. Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2013 Annual Meeting is November 23, 2012.

OTHER PROPOSALS

We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for 2011.

CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices that we believe are in the best interest of us and our shareholders.

• Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our Principal Executive Officer and senior members of our finance department. Our Code of Business Conduct and Ethics is posted on “Investors” tab / “Governance” sub-page of our website located at www.entercom.com.

• Board Committee Charters. Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee has a committee charter as required by the rules of the New York Stock Exchange. These committee charters are posted on “Investors” tab / “Governance” sub-page of our website located at www.entercom.com.

• Corporate Governance Guidelines. Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange. These guidelines are posted on our website located at www.entercom.com (see the “Investors” tab / “Governance” sub-page of our website).

• Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters. We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters. A copy of our policy is posted on “Investors” tab / “Governance” sub-page of our website located at www.entercom.com.

ANNUAL REPORT

We are making available a copy of our 2011 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date. Any shareholder who desires an additional copy may obtain it, without charge, by addressing a request to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

John C. Donlevie

Secretary

Bala Cynwyd, Pennsylvania

March 23, 2012

Exhibit A

ENTERCOM ANNUAL INCENTIVE PLAN

The purpose of the Entercom Annual Incentive Plan (the “Plan”) is to provide designated Employees of the Company with the opportunity to receive cash incentive awards. The Company believes that the Plan will enhance the incentive for participants to contribute materially to the growth of the Company, thereby benefiting the Company and the Company’s shareholders.

The Board has adopted the Plan, effective with respect to Awards granted on or after January 1, 2008, subject to approval of the Plan by the stockholders of the Company, as follows:

1. Administration.

(a) Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations, “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act. However, the Board may retain the right to ratify, approve or amend any Awards as it deems appropriate. If the Board requires ratification or approval of an Award and the Award is not ratified or approved by the Board, such award shall not be effective.

(b) Committee Authority. Subject to ratification or approval by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have the sole authority to (i) determine the Employees to whom Awards shall be made under the Plan, (ii) determine the type, size and terms of the Awards to be made to each such Employee, (iii) determine the time when Awards will be made, and (iv) deal with any other matters arising under the Plan. For the avoidance of doubt, the Committee shall exercise any and all rights and duties under the Plan with respect to matters under Section 162(m) of the Code that are required to be determined in the sole and absolute discretion of the Committee.

(c) Committee Determinations. Subject to ratification, approval or amendment by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Subject to ratification, approval or amendment of an Award by the Board if the Board retains such right pursuant to subsection (a) above, the Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make awards under the Plan to Employees of the Company who are not subject to the restrictions of Section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code. The delegation of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee, subject to ratification and approval by the Board if the Board retains such right pursuant to subsection (a) above. If the Chief Executive Officer makes awards pursuant to the delegated authority under this subsection (d), references in the Plan to the “Committee,” as they relate to making such Awards (but not to the subsequent administration of such Awards), shall be deemed to refer to the Chief Executive Officer.

2. Types of Awards

All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee. Notwithstanding anything in the Plan to the contrary, the Committee (provided it is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code) shall make any Award to a Section 162(m) Participant. Awards need not be uniform as among the Awardees or among any class or grouping of Awardees.

3. Determination and Payment of Awards

The Committee shall determine the amount of any Award. Subject to the requirements of Section 0 below with regard to Section 162(m) Participants, the Committee shall have the authority to adjust the amount of any Award to take into account such factors as it may deem relevant. Payment of any Award shall be made at the time specified by the Committee, subject to the Awardee’s proper deferral election under any nonqualified deferred compensation plan maintained by the Company. If no time of payment is specified, and no proper deferral election is made, payment shall be made within 2 1/2 months following the end of the fiscal year of the Company for which the Committee determines an Award shall be paid. Awards shall be paid in cash.

The maximum cash Award that may be earned for any fiscal year by any individual is $3,000,000.

Exhibit A

4. Awards to Section 162(m) Participants

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the various Performance Targets and amounts which may be earned for such Performance Period, and (iv) specify the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period. Following the completion of the Performance Period and prior to the payment of the Award, the Committee shall certify in writing whether the applicable Performance Targets have been achieved for such Performance Period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(c) Furthermore, notwithstanding any other provision of the Plan, any Award granted to a Section 162(m) Participant that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

5. Eligibility for Participation

All Employees of the Company, including Employees who are officers of the Company or members of the Board, shall be eligible to participate in the Plan.

6. Definitions

(a) “Award” shall mean a contingent right to payment of an amount of cash based upon the Awardee’s satisfaction of the applicable Performance Targets, as determined by the Committee in its discretion.

(b) “Awardee” shall mean an Employee who has been granted an Award under the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who are five percent (5%) shareholders of the Company on the date the Plan is adopted) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder;

(ii) The consummation by the Company of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes required to elect a majority of the board of directors of the surviving corporation, or (B) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the assets of the Company;

(iii) The shareholders of the Company approve an agreement providing for a liquidation or dissolution of the Company; or

(iv) Any person has completed a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of the Board.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Committee appointed by the Board to administer the Plan. If no Committee is appointed by the Board, “Committee” shall mean the Compensation Committee of the Board.

(g) “Company” shall mean Entercom Communications Corp. and its subsidiaries.

(h) “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

(i) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

Exhibit A

(j) “Performance Criteria” shall mean the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of Company stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate (A) on a same-station basis, (B) on the basis of growth in any of these criteria, (C) on a comparison basis with a peer group, and/or (D) as a percent of revenue.

(k) “Performance Period” shall mean a fiscal year or other year or period of service as specified by the Committee for a particular Award.

(l) “Performance Target” shall mean an objectively determinable formula or metric for attainment of an Award as specified by the Committee based on the Performance Criteria.

(m) “Plan” shall mean this Entercom Annual Incentive Plan.

(n) “Section 162(m) Participant” shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

7. Withholding of Taxes

All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Awardee or other person receiving an Award pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Award and may require such payment as a precondition for receipt of such Award, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Award.

8. Consequences of a Change of Control

Unless the Committee has established the effect of a Change of Control on a particular Award at the time such Award was made, or a Participant’s employment agreement (or similar document) provides for treatment of any outstanding Award in the event of a Change of Control, the Committee may, in the event of a Change of Control, (i) determine the extent to which the Performance Targets with respect to any incomplete Performance Periods applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary, and (ii) cause to be paid to each Participant partial or full Awards with respect to the Performance Periods based on the Committee’s determination of the degree of attainment of the Performance Targets and the portion of the Performance Period that has been completed.

9. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to exempt compensation payable under the Plan from the deduction limit under Section 162(m) of the Code.

(b) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of an Awardee unless the Awardee consents in writing. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be amended by agreement of the Company and the Awardee consistent with the Plan.

(c) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

10. Savings Clause

(a) Notwithstanding anything to the contrary in the Plan or any Award, if and to the extent the Committee shall determine that the terms of any Award may result in the failure of such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable, including without limitation:

(i) amendment or modification of the Plan or any Award to conform the Plan or such Award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Award regarding vesting, exercise, or the timing or form of payment).

Exhibit A

(ii) cancellation or termination of any unvested Award, or portion thereof, without any payment to the Awardee holding such Award.

(b) Any such amendment, modification, cancellation, or termination of the Plan or any Award may adversely affect the rights of an Awardee with respect to such Award without the Awardee’s consent.

11. Funding of the Plan

The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. No provision contained herein shall be construed to require that (a) the Company be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan, or (b) interest be paid or accrued on any Award or on any subsequent payment of cash provided by any Award.

12. Rights of Participants

Nothing in the Plan shall entitle any Employee or other person to any claim or right to be awarded an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

13. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

14. Effective Date of the Plan

Subject to approval by the Company’s shareholders, the Plan shall be effective as of January 1, 2008.

15. Miscellaneous

(a) Compliance with Law. The Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. It is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 409A of the Code (with respect to Awards subject to Section 409A of the Code). To the extent that any legal requirement of Section 162(m) or 409A of the Code ceases to be required by law or that the restrictions thereof are liberalized, the Committee may provide, in its sole discretion, that Plan provisions and restrictions relating to such legal requirements shall cease to apply or be liberalized, as appropriate. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

THEREFORE, subject to the approval of the shareholders of the Company, the Board of Directors of the Company effective as of January 1, 2008 has adopted this Plan.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ John C. Donlevie
John C. Donlevie
Secretary

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

THURSDAY, MAY 17, 2012 AT 9:00 AM

The undersigned holder of Class A Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and John C. Donlevie or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 17, 2012 at 9:00 a.m. local time, at 401 City Avenue, Suite 814, Bala Cynwyd PA 19004, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 17, 2012

CLASS A COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 17, 2012. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com. CLICK ON THE

“INVESTORS” TAB AND SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 1 through 4.

1 & 2. Election of Class A and Other Directors.

☐  FOR ALL NOMINEES        ☐  WITHHOLD AUTHORITY FOR ALL NOMINEES        ☐  FOR ALL EXCEPT:

Class A Directors:	☐ David J. Berkman; ☐ Daniel E. Gold
Other Directors:	☐ Joseph M. Field; ☐ David J. Field; ☐ John C. Donlevie; ☐ Robert S. Wiesenthal; ☐ Michael J. Wolf.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ☒.

3	Re-approval of the Entercom Annual Incentive Plan.

☐  FOR             ☐  AGAINST            ☐  ABSTAIN

4.	Ratification of the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2012.

☐  FOR             ☐  AGAINST            ☐  ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 - 4 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

THURSDAY, MAY 17, 2012 AT 9:00 AM

The undersigned holder of Class B Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and John C. Donlevie or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 17, 2012 at 9:00 a.m. local time, at 401 City Avenue, Suite 814, Bala Cynwyd PA 19004, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 17, 2012

CLASS B COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 17, 2012. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com. CLICK ON THE

“INVESTORS” TAB AND SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 2 through 4.

2.	Election of Directors.

☐ FOR ALL NOMINEES        ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES        ☐ FOR ALL EXCEPT:

☐ Joseph M. Field; ☐ David J. Field; ☐ John C. Donlevie; ☐ Robert S. Wiesenthal; ☐ Michael J. Wolf.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ☒.

3	Re-approval of the Entercom Annual Incentive Plan.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

4.	Ratification of the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2012.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 2 - 4 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

September 30,
To change the address on your account, please check the box at right and indicate your new address in the address space above.	☐
Please note that changes to the registered name(s) on the account may not be submitted via this method.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of ENTERCOM COMMUNICATIONS CORP. To Be Held On: Thursday, May 17, 2012 at 9:00 AM 401 City Avenue, Suite 814 Bala Cynwyd, PA 19004 COMPANY NUMBER JOHN SMITH 1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038 CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/10/12. Please visit http: www.entercom.com/proxymaterial.php, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers) E-MAIL: info amstock.com WEBSITE: http: www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https: secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. 2. Election of Class A and Other Directors: 3. Re-approval of the Entercom Annual Incentive Plan. NOMINEES: David J. Berkman (Class A) Daniel E. Gold (Class A) 4. Ratification of the Selection of the Company’s independent registered public Joseph M. Field (Other) accounting firm for the year ending December 31, 2012. David J. Field (Other) John C. Donlevie (Other) 5. In their discretion, the proxies are authorized to vote upon such other business Robert S. Wiesenthal (Other) as may properly come before the Annual Meeting or any adjournment thereof. Michael J. Wolf (Other) O Nominee 12 O Nominee 12 O Nominee 13 Please note that you cannot use this notice to vote by mail.